EXHIBIT 2.3


                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 26, 1999

                                      Among

                        SUPREME INTERNATIONAL CORPORATION
                         AND CERTAIN OF ITS SUBSIDIARIES
                                 (the Borrowers)

                                       and

                           NATIONSBANK, N.A., as Agent
                                   (the Agent)

                                       and

                            THE LENDERS FROM TIME TO
                                TIME PARTY HERETO

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                              TABLE OF CONTENTS(1)
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ARTICLE 1 - DEFINITIONS
         Section 1.1 DEFINITIONS..................................................................................2
         Section 1.2 OTHER REFERENTIAL PROVISIONS................................................................28
         Section 1.3 EXHIBITS AND SCHEDULES......................................................................29


ARTICLE 2 - REVOLVING CREDIT FACILITY
         Section 2.1 REVOLVING CREDIT LOANS......................................................................29
         Section 2.2 MANNER OF BORROWING REVOLVING CREDIT LOANS..................................................30
         Section 2.3 REPAYMENT OF REVOLVING CREDIT LOANS.........................................................32
         Section 2.4 REVOLVING CREDIT NOTE.......................................................................32
         Section 2.5 EXTENSION OF FACILITY.......................................................................32


ARTICLE 3 - LETTERS OF CREDIT                                                                                    32
         Section 3.1 AGREEMENT TO ISSUE..........................................................................32
         Section 3.2 AMOUNTS.....................................................................................32
         Section 3.3 CONDITIONS..................................................................................33
         Section 3.4 ISSUANCE OF LETTERS OF CREDIT...............................................................33
         Section 3.5 PARTICIPATIONS..............................................................................34
         Section 3.6 DUTIES OF NATIONSBANK.......................................................................35
         Section 3.7 PAYMENT OF REIMBURSEMENT OBLIGATIONS........................................................35
         Section 3.8 INDEMNIFICATION, EXONERATION................................................................36
         Section 3.9 SUPPORTING STANDBY LETTER OF CREDIT; CASH COLLATERAL........................................37


ARTICLE 4 - TERM LOAN FACILITY                                                                                   38
         Section 4.1 TERM LOAN...................................................................................38
         Section 4.2 MANNER OF BORROWING TERM LOAN...............................................................38
         Section 4.3 REPAYMENT OF TERM LOAN......................................................................38
         Section 4.4 TERM NOTES..................................................................................39


ARTICLE 5 - GENERAL LOAN PROVISIONS
         Section 5.1 INTEREST....................................................................................39
         Section 5.2 FEES........................................................................................41
         Section 5.3 MANNER OF PAYMENT...........................................................................43
         Section 5.4 LOAN ACCOUNTS; STATEMENTS OF ACCOUNT........................................................43
         Section 5.5 TERMINATION OF AGREEMENT....................................................................44
         Section 5.6 INCREASED COSTS AND REDUCED RETURNS.........................................................44
         Section 5.7. MAKING OF LOANS............................................................................45
         Section 5.8. SETTLEMENT AMONG LENDERS...................................................................47
         Section 5.9 MANDATORY PREPAYMENTS.......................................................................51
         Section 5.10 PAYMENTS NOT AT END OF INTEREST PERIOD; FAILURE TO BORROW..................................52
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(1) This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.

                                       i
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         Section 5.11 NOTICE OF CONVERSION OR CONTINUATION.......................................................53
         Section 5.12 CONVERSION OR CONTINUATION.................................................................53
         Section 5.13 BORROWERS'AGENT............................................................................53
         Section 5.14 JOINT AND SEVERAL LIABILITY................................................................54
         Section 5.15 OBLIGATIONS ABSOLUTE.......................................................................54
         Section 5.16 WAIVER OF SURETYSHIP DEFENSES..............................................................55


ARTICLE 6 - CONDITIONS PRECEDENT
         Section 6.1 CONDITIONS PRECEDENT TO INITIAL LOAN........................................................56
         Section 6.2 ALL LOANS...................................................................................60


ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
         Section 7.1 REPRESENTATIONS AND WARRANTIES..............................................................61
         Section 7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.............................................69


ARTICLE 8- SECURITY INTEREST
         Section 8.1 SECURITY INTEREST...........................................................................69
         Section 8.2 CONTINUED PRIORITY OF SECURITY INTEREST.....................................................69


ARTICLE 9 - COLLATERAL COVENANTS
         Section 9.1 COLLECTION OF RECEIVABLES...................................................................70
         Section 9.2 VERIFICATION AND NOTIFICATION...............................................................71
         Section 9.3 DISPUTES, RETURNS AND ADJUSTMENTS...........................................................71
         Section 9.4 INVOICES....................................................................................72
         Section 9.5 DELIVERY OF INSTRUMENTS.....................................................................72
         Section 9.6 SALES OF INVENTORY..........................................................................72
         Section 9.7 RETURNED GOODS..............................................................................72
         Section 9.8 OWNERSHIP AND DEFENSE OF TITLE..............................................................72
         Section 9.9 INSURANCE...................................................................................73
         Section 9.10 LOCATION OF OFFICES AND COLLATERAL.........................................................74
         Section 9.11 RECORDS RELATING TO COLLATERAL.............................................................74
         Section 9.12 INSPECTION.................................................................................74
         Section 9.13 MAINTENANCE OF EQUIPMENT...................................................................75
         Section 9.14 INFORMATION AND REPORTS....................................................................75
         Section 9.15 POWER OF ATTORNEY..........................................................................76
         Section 9.16 CREDIT INSURANCE...........................................................................77


ARTICLE 10 - AFFIRMATIVE COVENANTS
         Section 10.1 PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS....................................77
         Section 10.2 COMPLIANCE WITH APPLICABLE LAW.............................................................77
         Section 10.3 CONDUCT OF BUSINESS........................................................................77
         Section 10.4 PAYMENT OF TAXES AND CLAIMS................................................................77
         Section 10.5 ACCOUNTING METHODS AND FINANCIAL RECORDS...................................................77
         Section 10.6 USE OF PROCEEDS............................................................................78
         Section 10.7 HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL REQUIREMENTS.................................78
         Section 10.8 ACCURACY OF INFORMATION....................................................................78
         Section 10.9 REVISIONS OR UPDATES TO SCHEDULES..........................................................79
         Section 10.10 YEAR 2000 COMPLIANCE......................................................................79
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         Section 10.11 ADDITIONAL BORROWERS......................................................................79
         Section 10.12 ADDITIONAL GUARANTORS.....................................................................79
         Section 10.13 INDENTURE TRUSTEE; PAYING AGENT...........................................................80
         Section 10.14 CHIEF FINANCIAL OFFICER...................................................................80
         Section 10.15 SYNDICATION...............................................................................80


ARTICLE 11 - INFORMATION
         Section 11.1 FINANCIAL STATEMENTS.......................................................................80
         Section 11.2 ACCOUNTANTS' CERTIFICATE...................................................................81
         Section 11.3 OFFICER'S CERTIFICATE......................................................................81
         Section 11.4 COPIES OF OTHER REPORTS....................................................................82
         Section 11.5 NOTICE OF LITIGATION AND OTHER MATTERS.....................................................82
         Section 11.6 ERISA......................................................................................83
         Section 11.7 SUBORDINATED INDEBTEDNESS CERTIFICATE......................................................83


ARTICLE 12 - NEGATIVE COVENANTS
         Section 12.1 FINANCIAL COVENANTS........................................................................84
         Section 12.2 INDEBTEDNESS...............................................................................85
         Section 12.3 GUARANTIES.................................................................................85
         Section 12.4 INVESTMENTS................................................................................85
         Section 12.5 CAPITAL EXPENDITURES.......................................................................86
         Section 12.6 RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC.................................................86
         Section 12.7 MERGER, CONSOLIDATION AND SALE OF ASSETS...................................................86
         Section 12.8 TRANSACTIONS WITH AFFILIATES...............................................................86
         Section 12.9 LIENS......................................................................................86
         Section 12.10 OPERATING LEASES..........................................................................86
         Section 12.11 BENEFIT PLANS.............................................................................87
         Section 12.12 SALES AND LEASEBACKS......................................................................87
         Section 12.13 AMENDMENTS OF OTHER AGREEMENTS............................................................87
         Section 12.14 MINIMUM AVAILABILITY......................................................................87
         Section 12.15 LIMITATIONS ON CERTAIN RESTRICTIONS ON SUBSIDIARIES.......................................88
         Section 12.16 FISCAL YEAR...............................................................................88


ARTICLE 13 - DEFAULT
         Section 13.1 EVENTS OF DEFAULT..........................................................................88
         Section 13.2 REMEDIES...................................................................................91
         Section 13.3 APPLICATION OF PROCEEDS....................................................................93
         Section 13.4 POWER OF ATTORNEY..........................................................................94
         Section 13.5 MISCELLANEOUS PROVISIONS CONCERNING REMEDIES...............................................94
         Section 13.6 TRADEMARK LICENSE..........................................................................95


ARTICLE 14 - ASSIGNMENTS                                                                                         96
         Section 14.1 SUCCESSORS AND ASSIGNS; PARTICIPATIONS.....................................................96
         Section 14.2 REPRESENTATION OF LENDERS..................................................................98


ARTICLE 15 - AGENT
         Section 15.1 APPOINTMENT OF AGENT.......................................................................99
         Section 15.2 DELEGATION OF DUTIES.......................................................................99
         Section 15.3 EXCULPATORY PROVISIONS.....................................................................99
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         Section 15.4 RELIANCE BY AGENT..........................................................................99
         Section 15.5 NOTICE OF DEFAULT.........................................................................100
         Section 15.6 NON-RELIANCE ON AGENT AND OTHER LENDERS...................................................100
         Section 15.7 INDEMNIFICATION...........................................................................101
         Section 15.8 AGENT IN ITS INDIVIDUAL CAPACITY..........................................................101
         Section 15.9 SUCCESSOR AGENT...........................................................................101
         Section 15.10 NOTICES FROM AGENT TO LENDERS............................................................102


ARTICLE 16- MISCELLANEOUS
         Section 16.1 NOTICES...................................................................................102
         Section 16.2 EXPENSES..................................................................................103
         Section 16.3 STAMP AND OTHER TAXES.....................................................................104
         Section 16.4 SETOFF....................................................................................104
         Section 16.5 LITIGATION................................................................................105
         Section 16.6 WAIVER OF RIGHTS..........................................................................105
         Section 16.7 REVERSAL OF PAYMENTS......................................................................106
         Section 16.8 INJUNCTIVE RELIEF.........................................................................106
         Section 16.9 ACCOUNTING MATTERS........................................................................106
         Section 16.10 AMENDMENTS...............................................................................106
         Section 16.11 PERFORMANCE OF BORROWERS'DUTIES..........................................................108
         Section 16.12 INDEMNIFICATION..........................................................................108
         Section 16.13 ALL POWERS COUPLED WITH INTEREST.........................................................108
         Section 16.14 SURVIVAL.................................................................................108
         Section 16.15 SEVERABILITY OF PROVISIONS...............................................................109
         Section 16.16 GOVERNING LAW............................................................................109
         Section 16.17 COUNTERPARTS.............................................................................109
         Section 16.18 REPRODUCTION OF DOCUMENTS................................................................109
         Section 16.19 CONSENT TO ADVERTISING AND PUBLICITY.....................................................109
         Section 16.20 PRO-RATA PARTICIPATION...................................................................109
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                          ANNEX, EXHIBITS AND SCHEDULES


ANNEX I                       PERFORMANCE PRICING MATRIX

EXHIBIT A-1                   FORM OF REVOLVING CREDIT NOTE
EXHIBIT A-2                   FORM OF TERM NOTE
EXHIBIT B                     FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C                     FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D                     FORM OF SETTLEMENT REPORT
EXHIBIT E                     FORM OF JOINDER AGREEMENT


SCHEDULE 7.1(a) Jurisdictions in Which Borrower and Subsidiaries are Qualified as a Foreign Corporation
SCHEDULE 7.1(b)               Subsidiaries; Supreme's Capital Stock
SCHEDULE 7.1(e)               Obligors' Business
SCHEDULE 7.1(f)               Exceptions to Governmental Approvals
SCHEDULE 7.1(g)               Title Exceptions
SCHEDULE 7.1(h)               Other than Permitted Liens
SCHEDULE 7.1(i)               Indebtedness for Money Borrowed and Guaranties
SCHEDULE 7.1(j)               Litigation
SCHEDULE 7.1(k)               Tax Returns and Payments
SCHEDULE 7.1(o)               Benefit Plans
SCHEDULE 7.1(t)               Chief Executive Office
SCHEDULE 7.1(u)               Locations of Inventory
SCHEDULE 7.1(v)               Corporate and Fictitious Names
SCHEDULE 7.1(y)               Employee Relations
SCHEDULE 7.1(z)               Intellectual Property
SCHEDULE 10.6                 Use of Proceeds

                                       v

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                            AMENDED AND RESTATED LOAN
                             AND SECURITY AGREEMENT

                           Dated as of March 26, 1999


         SUPREME INTERNATIONAL CORPORATION, a Florida corporation ("Supreme"), each Subsidiary of Supreme which hereafter becomes a party hereto as a borrower, the financial institutions party to this Agreement from time to time (the "Lenders"), and NATIONSBANK, N.A., a national banking association, as agent for the Lenders (the "Agent"), agree as follows:


                              W I T N E S S E T H :


         WHEREAS, Supreme, certain lenders party thereto (the "Original Lenders"), and NationsBank, N.A., as agent for the Original Lenders (the "Original Agent"), are party to that certain Amended and Restated Loan and Security Agreement, dated as of March 31, 1998 (as amended, the "Original Loan Agreement"), pursuant to which the Original Lenders agreed to make certain revolving credit loans to Supreme; and

         WHEREAS, pursuant to that certain Assignment Agreement, dated of even date herewith (the "Assignment of Original Loan Documents"), the Original Lenders and the Original Agent have assigned to the Lenders and the Agent all of their right, title and interest in and to the Original Loan Agreement, each instrument, agreement or document executed by Supreme and its Subsidiaries (as hereafter defined) in connection with the Original Loan Agreement, and the loans thereunder; and

         WHEREAS, Supreme is the 100% owner of all of the capital stock of each other Obligor (as hereafter defined); and

         WHEREAS, the Obligors desire to obtain financing for their mutual and collective enterprise as designers, importers and marketers of men's and women's apparel; and

         WHEREAS, in order to utilize the financial powers of each Obligor in the most efficient and economical manner, and in order to facilitate the financing of each Obligor's working capital needs, the Lenders will, at the request of the Borrowers' Agent (as hereinafter defined), extend financial accommodations to all Borrowers (as hereafter defined) on a combined basis in accordance with the provisions set forth in this Agreement; and

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         WHEREAS, the Obligors' business is a mutual and collective enterprise and the Obligors believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Obligors and facilitate the administration of their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Obligors; and

         WHEREAS, each Obligor will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the other Obligors as provided in this Agreement, by virtue of the Obligors' various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

         WHEREAS, the Agent's and the Lenders' willingness to extend financial accommodations to the Obligors, and to administer each Obligor's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Obligors and at the Obligors' request and in furtherance of the Obligors' mutual and collective enterprise.

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1       DEFINITIONS.  For the purposes of this Agreement:

         "ACCOUNT DEBTOR" means a Person who is obligated on a Receivable.

         "ACQUIRE" or "ACQUISITION", as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         "AFFILIATE" means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise; and the term "controlled" has the meaning correlative to the foregoing.

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         "AGENCY ACCOUNT" means an account of a Borrower maintained by it with a
Clearing Bank pursuant to an Agency Account Agreement.

         "AGENCY ACCOUNT AGREEMENT" means an agreement among a Borrower, the Agent and a Clearing Bank concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

         "AGENT" means NationsBank, N.A., a national banking association, and any successor agent appointed pursuant to SECTION 15.9 hereof.

         "AGENT'S OFFICE" means the office of the Agent specified in or determined in accordance with the provisions of SECTION 16.1.

         "AGREEMENT" means this Amended and Restated Loan and Security Agreement, including the Exhibits, Annexes and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

         "AGREEMENT DATE" means the date as of which this Agreement is dated.

         "ANDALUSIA EQUIPMENT" means the Equipment of Supreme located in Andalusia, Alabama which is acquired from Salant pursuant to the Salant Acquisition Agreement.

         "APPLICABLE MARGIN" means, as to (a) Prime Rate Revolving Credit Loans, 0.50%, (b) LIBOR Revolving Credit Loans, 2.50%, (c) Prime Rate Term Loans, 0.75%, and (d) LIBOR Term Loans, 2.75%, as adjusted in accordance with the performance pricing matrix set forth on ANNEX I attached hereto based upon the ratio of consolidated Funded Indebtedness, as of the date of determination, to consolidated EBITDA, for the preceding four fiscal quarters, in each case for Supreme and its consolidated Subsidiaries. Adjustments to the Applicable Margin shall be effective as of (i) the first day of the calendar month which begins at least 10 days after the Agent's receipt of Supreme's audited consolidated financial statements as of each fiscal year end (commencing with the financial statements for the fiscal year ending on January 31, 2000) in conformance with
SECTION 11.1(A), together with the accountant's certificate described in SECTION
11.2 setting forth the calculations necessary to determine the ratio referred to above, and (ii) the first day of the calendar month which begins at least 10 days after the Agent's receipt of Supreme's consolidated financial statements as of the last day of each fiscal quarter (commencing with the financial statements for the fiscal quarter ending on July 31, 1999) in conformance with SECTION 11.1(B), together with the officer's certificate described in SECTION 11.3 setting forth the calculations necessary to determine the ratio referred to above; PROVIDED no decrease in the Applicable Margin shall be made if a Default or Event of Default exists as of the effective date of such scheduled adjustment. In the event the Borrowers fail to provide in a timely manner the financial statements and certificates referred to above, and without prejudice to any additional rights under SECTIONS 5.1(D) and 13.2, the maximum Applicable Margin shall apply to all LIBOR Loans and Prime Rate Loans until the first day of the calendar month which begins at least 10 days after the Agent's receipt of such financial statements and certificates.

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         "APPROVAL ORDER" has the meaning set forth in Section 14.2(b) of the
Salant Acquisition Agreement.

         "ASSET DISPOSITION" means the sale, lease, transfer or other disposition of any asset of any Borrower or any of its Subsidiaries, other than
(a) sales of Inventory in the ordinary course of business, (b) the factoring of Receivables with the Factors in the ordinary course of business, (c) the licensing of Intellectual Property in the ordinary course of business, (d) the sale of the PVH Inventory in accordance with the terms of the PVH Inventory Purchase Contract, (e) the sale of the Andalusia Equipment, and (f) any Permitted Receivable Disposition.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance in the form attached hereto as EXHIBIT C assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to SECTION 14.1.

         "ASSIGNMENTS OF FACTORING CREDIT BALANCES" means the assignments to the Agent, for the benefit of the Lenders, by a Borrower of the Factoring Credit Balances with a Factor on terms and conditions satisfactory to the Agent.

         "ASSIGNMENT OF ORIGINAL LOAN DOCUMENTS" has the meaning set forth in the Recitals of this Agreement.

         "AVAILABILITY" means as of the date of determination, the amount of Revolving Credit Loans available to be borrowed by the Borrowers hereunder in accordance with SECTION 2.1 less the sum of the outstanding principal balance of all Revolving Credit Loans hereunder as of such date.

         "BENEFIT PLAN" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

         "BORROWER" means each of Supreme and each other Subsidiary of Supreme that becomes a Borrower pursuant to SECTION 10.11, and "BORROWERS" means all of such entities collectively.

         "BORROWERS' AGENT" means Supreme, acting in its capacity as agent for the other Borrowers, pursuant to SECTION 5.13.

         "BORROWING BASE" means at any time THE LESSER OF (a) the Revolving Credit Facility minus the Letter of Credit Reserve and (b) an amount equal to the sum of:

                  (i) 85% (or such lesser percentage as the Agent may in its sole and absolute discretion determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

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                  (ii) THE LESSER OF (A) 90% (or such lesser percentage as the
         Agent may in its sole and absolute discretion determine from time to time) of the Eligible Factoring Credit Balances due and owing at such time, and (B) $20,000,000, PLUS

                  (iii) THE LESSER OF (A) 60% (or such lesser percentage as the Agent may in its sole and absolute discretion determine from time to time) of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory at such time, and (B) $30,000,000, MINUS

                  (iv) the Letter of Credit Reserve and such other reserves as the Agent may determine from time to time in the exercise of its reasonable credit judgment.

         "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT B attached hereto, which Borrowing Base Certificate shall specify which Inventory is License Inventory and which Inventory is Private Label Inventory.

         "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized to close, and (b) in respect of any determination with respect to a LIBOR Loan any day referred to in CLAUSE (A) that is also a day on which tradings are conducted in the London interbank eurodollar market

         "BUSINESS UNIT" means the assets constituting the business, or a division or operating unit thereof, of any Person.

         "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "CAPITALIZED LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CASH COLLATERAL" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of the Lenders, has a first priority Lien.

         "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or

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bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and
(d) repurchase agreements in form and substance and for amounts satisfactory to the Agent.

         "CLEARING BANK" means NationsBank and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means and includes all of each Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

         (a) all Receivables,

         (b) all Inventory,

         (c) all Contract Rights,

         (d) all General Intangibles,

         (e) all Deposit Accounts,

         (f) all Factoring Credit Balances,

         (g) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (i) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

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         (j) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

         (k) all cash deposited with the Agent or any Lender or any Affiliate thereof or which the Agent or any Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents,

         (l) all investment property, including all capital stock of each Borrower's Subsidiaries, and

         (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

         "COMMITMENT" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 14.1), to make Revolving Credit Loans and Term Loans and to purchase participations in Letters of Credit or, from and after the date hereof, in the Register (as defined in SECTION 14.1), representing such Lender's obligation to make Revolving Credit Loans and to purchase participations in Letters of Credit and its corresponding interest in Term Loans outstanding, as reduced, in the case of Revolving Credit Loans, pursuant to SECTION 2.6.

         "COMMITMENT PERCENTAGE" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

         "CONTRACT RIGHTS" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

         "CONTROLLED DISBURSEMENT ACCOUNT" means the account maintained by and in the name of the Borrowers' Agent with NationsBank for the purpose of disbursing Revolving Credit Loan proceeds and amounts credited thereto pursuant to SECTIONS 2.2(B) and 9.1(B)(II).

         "CREDIT INSURANCE ASSIGNMENT" means an assignment of a Borrower's rights under any credit insurance policy maintained by such Borrower, which assignment shall be acknowledged by the credit insurer and shall be in form and substance satisfactory to the Agent.

         "DEFAULT" means any of the events specified in SECTION 13.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "DEFAULT MARGIN" means 3%.

         "DEPOSIT ACCOUNTS" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

         "DOLLAR" and "$" means freely transferable United States dollars.

         "EBITDA" means, for any period, Net Income from recurring operations, excluding extraordinary items, before deduction of Interest Expense, taxes, depreciation and amortization expense, in each case on a consolidated basis for Supreme and its consolidated Subsidiaries, PROVIDED that, in the case of each four fiscal quarter period ending on or prior to January 31, 2000, EBITDA shall be calculated, for the purpose of determining the Applicable Margin and for the purpose of SECTIONS 12.1(A) and (C), on a pro forma basis to include EBITDA of the Salant Division and Perry Ellis (to the extent the Acquisitions thereof have been consummated) in accordance with the following:

         FOUR FISCAL QUARTERS ENDING           SALANT DIVISION EBITDA      PERRY ELLIS EBITDA
         ---------------------------           ----------------------      ------------------
         April 30, 1999                        $      2,600,000            $       9,000,000
         July 31, 1999                         $      1,950,000            $       6,750,000
         October 31, 1999                      $      1,300,000            $       4,500,000
         January 31, 2000                      $        650,000            $       2,250,000

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

         "EFFECTIVE DATE" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in SECTION 6.1 shall have been fulfilled or waived by the Lenders.

         "EFFECTIVE INTEREST RATE" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of SECTION 5.1.

         "ELIGIBLE ASSIGNEE" means (i) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (ii) any Lender listed on the signature page of this Agreement, and any of such Lender's Affiliates; and (iii) if an Event of Default exists, any Person acceptable to the Agent; PROVIDED in each case that the representation contained in SECTION 14.2 hereof shall be applicable with respect to such institution or Lender.

         "ELIGIBLE FACTORING CREDIT BALANCES" means such Factoring Credit Balances that the Agent, in its sole and absolute discretion, determines to meet all of the following requirements:

(a) such Factoring Credit Balances have been assigned to the Agent pursuant to an Assignment of Factoring Credit Balances and are subject to the Security Interest, which is perfected and subject to no other Lien whatsoever other than junior Permitted Liens, (b) such Factoring Credit Balances are not subject to any present or contingent offset, deduction or counterclaim including any such offset, deduction or counterclaim arising out of a Borrower's breach of any representation, warranty, agreement or covenant under the applicable factoring agreement, and (c) such Factoring Credit Balances are not determined by the Agent, on behalf of the Lenders, in its sole and absolute discretion to be ineligible for any other reason.

         "ELIGIBLE INVENTORY" means items of Inventory of the Borrowers held for sale in the ordinary course of the business of the Borrowers (but not including packaging or shipping materials or maintenance supplies) which are deemed by the Agent in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements: (a) such Inventory is owned by a Borrower, is subject to the Security Interest, which is a first priority perfected Lien as to such Inventory, and which is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of finished goods and does not consist of raw materials, work-in-process, supplies or consigned goods; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently saleable, at prices approximating at least the cost thereof, in the normal course of a Borrower's business; (e) such Inventory is not obsolete or repossessed or used goods taken in trade, or returned goods not suitable for sale as new Inventory; (f) such Inventory is located at a location listed on SCHEDULE 7.1(U), attached hereto; (g) such Inventory is in the possession and control of a Borrower and not any third party and if located in a warehouse or other facility leased by a Borrower, the lessor has delivered to the Agent a waiver and consent in form and substance satisfactory to the Agent; (h) if such Inventory is Private Label Inventory, it comprises less than 35% of Eligible Inventory; and (i) if such Inventory is License Inventory, it comprises less than 15% of Eligible Inventory.

         "ELIGIBLE RECEIVABLE" means the unpaid portion of a Receivable payable in Dollars to a Borrower net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement which is deemed by the Agent in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements: (a) such Receivable is owned by a Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Borrower to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than 150 days after the date of the original invoice or past due more than 90 days after its due date, which shall not be later than 60 days after the invoice date; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of a Borrower; (d) such Receivable is not owing by an Account Debtor more than 50% of whose then-existing accounts owing to the Borrowers do not meet the requirements set forth in CLAUSE (B) above; (e) if the Account Debtor with respect thereto is located outside of the United States of America or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the applicable Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent and is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly delivered to the Agent; (f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment;
(g) no Borrower is in material breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (h) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's sole judgment, have a materially adverse effect on such Account Debtor;
(i) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (j) such Receivable, to the extent that it, when taken together with all other Receivables owing to the Borrowers by such Account Debtor and its Affiliates, causes the total face amount of all then-existing accounts owing to the Borrowers by such Account Debtor and its Affiliates to exceed in face amount 20% of the Borrowers' total Eligible Receivables; (k) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent containing only terms normally offered by the Borrowers, and dated the date of shipment; (l) such Receivable is a valid, legally enforceable obligation of an Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (m) such Receivable is not evidenced by chattel paper or an instrument of any kind; (n) such Receivable does not arise from the performance of services, including services under or related to any warranty obligation of a Borrower or out of service charges by a Borrower or other fees for the time value of money; and (o) such Receivable is subject to the Security Interest, which is a first priority perfected Lien as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien, and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien.

         "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

         "EQUIPMENT" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 13.1.

         "FACTORS" means Congress Talcott Corporation and Republic Business Credit Corporation or any replacement factor reasonably acceptable to the Agent and the Required Lenders.

         "FACTORING CREDIT BALANCES" means the aggregate of outstanding Receivables factored by the Borrowers with the Factors at the Factors' credit risk, less customer disputes, reserves and deductions.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "FEE LETTER" means, collectively, the March 12, 1999 fee letter between NationsBank and Supreme, and any other letter agreement between Supreme and NationsBank with respect to fees payable by the Borrowers in connection with this Agreement.

         "FINANCIAL OFFICER" means the Chief Financial Officer, Treasurer or Vice President of Finance of Supreme.

         "FINANCING STATEMENTS" means the Uniform Commercial Code financing statements executed and delivered by the Borrowers to the Agent, naming the Agent, for the benefit of the Lenders, as secured party, and the Borrowers, as debtor, in connection with this Agreement.

         "FIXED CHARGES" means, for any period, (a) Interest Expense, plus (b) any provision for income or franchise taxes included in the determination of Net Income, plus (c) payments of principal which were made or due with respect to Indebtedness (other than Revolving Credit Loans), including payments with respect to Capitalized Leases.

         "FUNDED INDEBTEDNESS" means, without duplication, (a) all Indebtedness under this Agreement, (b) the aggregate amount at any time of outstanding reimbursement obligations with respect to letters of credit (other than the Standby Letter of Credit, but including other Letters of Credit) and banker's acceptances issued by Hamilton Bank, N.A. or any other financial institution which have been drawn upon, and (c) all other Indebtedness for Money Borrowed.

         "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

         "GENERAL INTANGIBLES" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

         "GOVERNMENTAL AUTHORITY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "GUARANTOR" means each of Supreme Acquisition, Supreme International (Delaware), Supreme International (New York), Supreme International (Mexico) and Supreme Canada, and each other Subsidiary of Supreme that becomes a Guarantor pursuant to SECTION 10.12, and "GUARANTORS" shall mean all of such entities collectively.

         "GUARANTY", "GUARANTEED" or to "GUARANTEE," as applied to any obligation of another Person shall mean and include

         (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

         (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "GUARANTY AGREEMENTS" means, collectively, each Guaranty, executed by a Guarantor in favor of the Agent, for the benefit of the Lenders, as amended, modified or supplemented from time to time.

         "HIGH YIELD DEBT" means Indebtedness incurred by Supreme after the Agreement Date on the terms set forth in the High Yield Debt Offering Memorandum and pursuant to an indenture otherwise satisfactory to the Agent in good faith.

         "HIGH YIELD DEBT OFFERING" means the offering of the High Yield Debt in accordance with the terms of the High Yield Debt Offering Memorandum.

         "HIGH YIELD DEBT OFFERING MEMORANDUM" means the Preliminary Offering Memorandum, dated March 15, 1999, with respect to the offering of up to $100,000,000 principal amount of Supreme's Senior Subordinated Notes due 2009.

         "INDEBTEDNESS" of any Person means, without duplication, (a) Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations under synthetic leases, including all obligations under the SunTrust Lease, (g) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (h) in the case of the Borrowers (without duplication) the Loans.

         "INITIAL LOANS" means the Revolving Credit Loan and Term Loan made to the Borrowers on the Effective Date pursuant to the letter referred to in
SECTION 6.1(A)(12).

         "INTELLECTUAL PROPERTY" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

         "INTERBANK OFFERED RATE" means, with respect to any LIBOR Loan for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent (each such determination to be conclusive and binding absent manifest error) as of two Business Days prior to the first day of such Interest Period as the effective rate at which deposits in immediately available funds in Dollars are being offered or quoted to major banks in the London interbank market for deposits for a term comparable to such Interest Period and in the amount of such LIBOR Loan, which rate shall be determined from the display designated as Page 3750 of Dow Services, Inc. In the event Page 3750 shall be unavailable for any reason or the Agent in good faith elects to no longer use such service for determining such rate under this Agreement, such rate may be determined by the Agent from any other interest rate reporting service of recognized standing that the Agent shall select.

         "INTEREST EXPENSE" means the interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

         "INTEREST PAYMENT DATE" means the first day of each calendar month commencing on April 1, 1999 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

         "INTEREST PERIOD" means, in connection with any LIBOR Loan, the term of such Loan selected by the Borrowers or otherwise determined in accordance with this Agreement, which may have a duration of thirty (30) days, sixty (60) days, ninety (90) days, one hundred eighty (180) days or three hundred sixty (360) days. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to CLAUSE (I) above) end on the last day of such calendar month, (iii) no Interest Period applicable to a LIBOR Term Loan may end after the next scheduled principal repayment date unless the aggregate principal amount of Prime Rate Term Loans and LIBOR Term Loans having Interest Periods ending prior to such repayment date is at least equal to the amount of the principal repayment due hereunder on such date, (iv) no Interest Period shall extend beyond the Termination Date or such earlier date as would interfere hereunder with the repayment obligations of the Borrowers, and (v) all LIBOR Loans made on or before April 22, 1999 shall have a thirty
(30) day Interest Period.

         "INTEREST RATE PROTECTION AGREEMENT" shall mean an interest rate swap, cap or collar agreement or similar arrangement between an Obligor and a Lender or an Affiliate of a Lender providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         "INVENTORY" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

         "INVESTMENT" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in CLAUSES (A), (B) or (C) above.

         "LENDER" means at any time any financial institution party to this Agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 14, and its successors and assigns, and "LENDERS" means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of ARTICLE 14, and their successors and assigns.

         "LETTER OF CREDIT" means the Standby Letter of Credit and any other letter of credit issued by NationsBank for the account of the Borrowers pursuant to ARTICLE 3.

         "LETTER OF CREDIT AMOUNT" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

         "LETTER OF CREDIT FACILITY" means the amount of $4,000,000.

         "LETTER OF CREDIT OBLIGATIONS" means, at any time, the sum of (a) all reimbursement obligations of the Borrowers at such time with respect to Letters of Credit, PLUS (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, PLUS (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Agent and NationsBank pursuant to SECTION 3.4(B) but that have not yet been issued, in each case as determined by the Agent.

         "LETTER OF CREDIT RESERVE" means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

         "LIABILITIES" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

         "LIBOR" means, with respect to any LIBOR Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

         LIBOR =                     INTERBANK OFFERED RATE
                                  ----------------------------
                                  1 - LIBOR Reserve Percentage

LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

         "LIBOR LOAN" means any Loan bearing interest at a rate determined by reference to LIBOR, including any such Loans continued as or converted into a LIBOR Loan on the same day by the Lenders for the same Interest Period, and "LIBOR LOANS" means more than one such Loan.

         "LIBOR RESERVE PERCENTAGE" means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

         "LIBOR REVOLVING CREDIT LOAN" means a LIBOR Loan outstanding under the Revolving Credit Facility.

         "LIBOR TERM LOAN" means a LIBOR Loan outstanding under the Term Loan Facility.

         "LICENSE INVENTORY" means Inventory owned by a Borrower bearing trademarks used pursuant to license agreements between such Borrower and the owners of such trademarks.

         "LIEN" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,
(c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

         "LOAN" means any Revolving Credit Loan or Term Loan.

         "LOAN ACCOUNT" and "LOAN ACCOUNTS" shall have the meanings ascribed thereto in SECTION 5.4.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Fee Letter, the Security Documents and each other instrument, agreement and document executed and delivered by the Obligors in connection with this Agreement (including any application, reimbursement agreement and other document executed in connection with Letters of Credit) and each other instrument, agreement or document referred to herein or contemplated hereby.

         "LOCKBOX" means the U.S. Post Office Box(es) specified in, or pursuant to, an Agency Account Agreement.

         "MATERIALLY ADVERSE EFFECT" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Supreme and its Subsidiaries, taken as a whole, (b) upon the respective ability of any Obligor or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings .

         "MINIMUM COMMITMENT" means $10,000,000.

         "MONEY BORROWED" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable, and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of CLAUSE (G) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which a Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

         "NATIONSBANK" means NationsBank, N.A., and its successors and assigns.

         "NET INCOME" or "NET LOSS" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy (other than the proceeds of business interruption insurance), (f) any write-up of any asset, and (g) any other extraordinary item.

         "NET OUTSTANDINGS" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to SECTION 15.7) to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement, MINUS
(b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans.

         "NET PROCEEDS" means proceeds received by any Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the transaction costs of such Asset Disposition;
(b) any tax liability arising from such Asset Disposition; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Permitted Lien on the asset or property disposed.

         "NET WORTH" of any Person means the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         "NON-RATABLE LOAN" means a Revolving Credit Loan made by NationsBank in accordance with the provisions of SECTION 5.8(C).

         "NOTE" means any of the Revolving Credit Notes or Term Notes, individually, and "NOTES" means all of the Revolving Credit Notes and Term Notes, collectively.

         "OBLIGOR" means any Borrower, any Guarantor and any other Person liable with respect to the Secured Obligations, whether as maker, endorser, guarantor, pledgor or otherwise, and whether such liability is direct, indirect, primary or secondary, and "Obligors" means all of such Persons collectively.

         "OPERATING LEASE" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property, including the SunTrust Lease.

         "OPERATING LEASE EXPENSE" means the aggregate of all rent payments under Operating Leases, including payments with respect to the SunTrust Lease.

         "ORIGINAL LOAN AGREEMENT" has the meaning set forth in the Recitals of this Agreement.

         "OVERBID PROCEDURES ORDER" has the meaning set forth in Section 14.1(b) of the Salant Acquisition Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "PERMITTED ACQUISITION DEBT" means Indebtedness of the Borrowers or their Subsidiaries incurred or assumed in connection with Permitted Acquisitions in accordance with the limitations set forth in the definition of Permitted Acquisitions.

         "PERMITTED ACQUISITIONS" means Acquisitions of Persons or Business Units in the same business as the Borrowers provided (a) no Default or Event of Default exists before or after giving effect to such Acquisition, (b) the Borrowers are in compliance with the covenants set forth in SECTIONS 12.1, 12.2 and 12.14 on a pro forma basis after giving effect to such Acquisition, (c) the purchase price (including without limitation cash, Indebtedness and assumed Liabilities) for any such Acquisition shall not exceed $5,000,000 and for all such Acquisitions consummated after the Agreement Date shall not exceed $15,000,000, (d) the aggregate principal amount of Indebtedness assumed or incurred in connection with any such Acquisition shall not exceed $3,000,000 and in connection with all such Acquisitions consummated after the Agreement Date shall not exceed $9,000,000, (e) simultaneously with the consummation of such Acquisition, the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer (i) setting forth the calculations required to establish the Borrowers' pro forma compliance with the requirements of SECTIONS 12.1, 12.2 and 12.14 as of the date of the consummation of such Acquisition, (ii) setting forth the purchase price and Indebtedness assumed or incurred in connection with such Acquisition and all such Acquisitions consummated after the Agreement Date, and (iii) stating that no Default or Event of Default exists before or after giving effect to such Acquisition, and (f) such Acquisition does not involve a "hostile" takeover or acquisition.

         "PERMITTED HOLDERS" means, as of the date of determination, (a) Oscar Feldenkreis, George Feldenkreis, their spouses, their respective lineal descendants and the spouses of such lineal descendants, (b) any Person controlled by any of the Persons included in the foregoing CLAUSE (A) (as the term "controlled") is defined under the definition of "Affiliate"), (c) trusts for the benefit of any of the Persons included in the foregoing CLAUSE (A), and (d) any charitable foundation a majority of whose members, trustees or directors, as the case may be, are Persons included in the foregoing CLAUSE (A).

         "PERMITTED INDEBTEDNESS" means: (a) the Loans, (b) letter of credit and steamship guaranty facilities in the aggregate amount of up to $60,000,000 at any time with Hamilton Bank, N.A., Ocean Bank, Bank of Tokyo-Mitsubishi, and other financial institutions, (c) Indebtedness of up to $16,300,000 arising under the SunTrust Lease, (d) Permitted Purchase Money Indebtedness, (e) the High Yield Debt in an aggregate principal amount not to exceed $125,000,000, (f) other Subordinated Indebtedness, and (g) Permitted Acquisition Debt.

         "PERMITTED INVESTMENTS" means: (a) Investments in: (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by any Lender or any Affiliate of a Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000,
(ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (iii) sales on credit in the ordinary course of business on terms customary in the industry, and (iv) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business, (b) other Investments, the net aggregate amount of which does not at any time exceed $250,000, (c) the Guaranty of Sunny Industries' obligations permitted under SECTION 12.3, and (d) Permitted Acquisitions.

         "PERMITTED LIENS" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases, only if payment shall not at the time be required to be made in accordance with SECTION 10.4; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Real Estate, which in the sole judgment of the Agent do not materially detract from the value of such Real Estate or impair the use thereof in the business of the Obligors; (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness; (e) purchase money security interests of Hamilton Bank, N.A., Ocean Bank, Bank of Tokyo-Mitsubishi, and other financial institutions, in Inventory acquired by the Borrowers through letters of credit issued by Hamilton Bank, N.A., Ocean Bank, Bank of Tokyo-Mitsubishi, or such other financial institutions but only if such Lien shall at all times be confined solely to the tangible asset, the purchase price of which was financed by the letter of credit and the reimbursement obligations relating to which are secured by such Lien; (f) Liens in favor of SunTrust Bank, Miami, N.A. as security for Supreme's obligations arising under the SunTrust Lease, provided such Liens are subject to a lien subordination agreement acceptable to the Agent and the Lenders; (g) Liens of the Agent arising under this Agreement and the other Loan Documents; (h) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Obligors are fully protected by insurance or in respect of which the Obligors shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the Obligors; and (i) the interest of the Factors in factored Receivables, provided Assignments of Factoring Credit Balances are then effective.

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" means Purchase Money Indebtedness secured only by Purchase Money Liens and Capitalized Lease Obligations up to an aggregate amount outstanding at any time equal to $1,500,000.

         "PERMITTED RECEIVABLE DISPOSITION" means any transfer of Receivables by a Borrower to Supreme International (New York) on or about December 30 of any year, PROVIDED that (a) such transfer shall be expressly subject to the Security Interest of the Agent, which shall maintain its first priority status at all times, (b) such transfer shall expressly provide for the transfer of such Receivables back to the applicable Borrower promptly after January 1, (c) the Agent shall have received such assurances as it shall deem appropriate to the effect that such transfer does not violate or conflict with any applicable law or regulation, (d) such transfer shall be evidenced by such agreements, notes, documents and filings as the Agent may request, including UCC-1 filings, and shall otherwise be acceptable to the Agent, and (e) the Agent shall have consented to such transfer in writing.

         "PERRY ELLIS" means Perry Ellis International, Inc., a New York corporation.

         "PERRY ELLIS ACQUISITION" means the Acquisition by Supreme from the Perry Ellis Sellers of all of the capital stock of Perry Ellis.

         "PERRY ELLIS ACQUISITION AGREEMENT" means the Stock Purchase Agreement dated as of January 28, 1999 between the Perry Ellis Sellers and Supreme, together with all exhibits and schedules thereto, as the same may be amended up to and through the Perry Ellis Acquisition Date with the consent of the Agent and the Required Lenders to all amendments, other than any amendment solely to extend the date by which the Perry Ellis Acquisition is required to occur.

         "PERRY ELLIS ACQUISITION DATE" means the date on which the Perry Ellis Acquisition is consummated.

         "PERRY ELLIS ACQUISITION DOCUMENTS" means, collectively, the Perry Ellis Acquisition Agreement and all other documents, agreements and certificates executed in connection with the consummation of the transactions contemplated by the Perry Ellis Acquisition Agreement.

         "PERRY ELLIS ACQUISITION DOCUMENTS ASSIGNMENT" means the Collateral Assignment of Purchase Documents, in form and substance satisfactory to the Agent, dated the Perry Ellis Acquisition Date, made by Supreme in favor of the Agent, for the benefit of the Lenders.

         "PERRY ELLIS SELLERS" means, collectively, Christopher C. Angell, Barbara Gallagher and Morgan Guaranty Trust Company, as trustee of the PEI Trust created under Par. E. of Article 3 of the Agreement dated November 19, 1985, as amended January 27, 1986.

         "PERSON" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

         "PHILLIPS-VAN HEUSEN" means Phillips-Van Heusen Corporation, a Delaware corporation.

         "PLEDGE AGREEMENT" means the Stock Pledge Agreement pursuant to which Supreme grants the Agent, for the benefit of the Lenders, a first priority security interest in all of the outstanding capital stock of each Subsidiary of Supreme.

         "PRIME RATE" means during the period from the Effective Date through the last day of the month in which the Effective Date falls, the per annum rate of interest publicly announced by NationsBank at its principal office as its "prime rate" as in effect on the Effective Date, and thereafter during each succeeding calendar month, means such "prime rate" as in effect on the last Business Day of the immediately preceding calendar month. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the first day of the month following the month in which such change was announced. The Prime Rate is a reference used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "PRIME RATE LOAN" means any Prime Rate Revolving Credit Loan or Prime Rate Term Loan, and "PRIME RATE LOANS" means more than one such Loan.

         "PRIME RATE REVOLVING CREDIT LOAN" means each borrowing of Prime Rate Loans under the Revolving Credit Facility on the same day, a specified principal amount of Prime Rate Loans outstanding under the Revolving Credit Facility, and any Non-Ratable Loan.

         "PRIME RATE TERM LOAN" means at any time the aggregate principal amount of Prime Rate Loans then outstanding under the Term Loan Facility.

         "PRIVATE LABEL INVENTORY" means Inventory owned by a Borrower bearing private label trademarks pursuant to agreements between such Borrower and the owners of such private label trademarks.

         "PRO FORMA" means the pro forma balance sheet of Supreme and its consolidated Subsidiaries as at the Effective Date, giving effect to the transactions contemplated by this

Agreement, the High Yield Debt Offering, the Salant Acquisition Agreement, and the Perry Ellis Acquisition Agreement.

         "PROJECTIONS" shall have the meaning set forth in SECTION 6.1(A)(15).

         "PROPORTIONATE SHARE" or "RATABLE", as applied to a Lender, means such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the percentage of the total principal amount of Loans (plus obligations under Letters of Credit) outstanding at such time obtained by dividing the principal amount of the Loans (plus obligations under Letters of Credit) then owing to such Lender by the total principal amount of all Loans (plus obligations under Letters of Credit) then owing to all Lenders.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

         "PURCHASE MONEY LIEN" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         "PVH INVENTORY" means all of the Inventory acquired by Supreme pursuant to the Salant Acquisition Agreement.

         "PVH INVENTORY PURCHASE CONTRACT" means the Inventory Purchase Agreement dated as of March 12, 1999 between Supreme and Phillips-Van Heusen, pursuant to which Phillips-Van Heusen agrees to purchase all of the PVH Inventory.

         "PVH INVENTORY PURCHASE CONTRACT ASSIGNMENT" means the Collateral Assignment of Contract, in form and substance satisfactory to the Agent, dated on or about the Effective Date, made by Supreme in favor of the Agent, for the benefit of the Lenders, and consented to by Phillips-Van Heusen.

         "REAL ESTATE" means all of the Borrowers' and their Subsidiaries now owned or hereafter acquired estates in real property, including, without limitation, all fees, leaseholds, future interests and easements, together with all of the Borrowers' and their Subsidiaries now owned or hereafter acquired interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "RECEIVABLES" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

         "RELATED COMPANY" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in CLAUSE (A) above or any partnership, trade or business described in CLAUSE (B) above.

         "REQUIRED LENDERS" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of 66.66%; PROVIDED, HOWEVER, that if any Lender shall have failed to fund its Proportionate Share of any Loan in accordance with the terms of this Agreement, then, for so long as such failure continues, the term "Required Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Proportionate Share of any Loan has not been cured) whose Commitment Percentages (computed after excluding the defaulting Lender's Commitment from the Total Commitment) at such time aggregate in excess of 66.66%; PROVIDED FURTHER, HOWEVER, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Proportionate Share of any Loan has not been cured) holding Loans (plus obligations under Letters of Credit) representing in excess of 66.66% of the aggregate principal amount of Loans and obligations under Letters of Credit (excluding the Loans and obligations under Letters of Credit owing to the defaulting Lender) outstanding at such time.

         "RESTRICTED DISTRIBUTION" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

         "RESTRICTED PAYMENT" means (a) any redemption, repurchase or prepayment (including any payment made to any Person to defease payment obligations under the High Yield Debt or any other Indebtedness) or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), (b) any redemption, retirement or payment with respect to the High Yield Debt or any other Subordinated Indebtedness other than in accordance with the subordination agreement or provisions applicable thereto, and (c) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

         "REVOLVING CREDIT FACILITY" means the facility for the Revolving Credit Loans in the principal sum of up to $75,000,000, as reduced pursuant to SECTION 2.6, or such lesser or greater amount as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrowers.

         "REVOLVING CREDIT LOANS" means loans made to the Borrowers pursuant to
SECTION 2.1.

         "REVOLVING CREDIT NOTE" means each Revolving Credit Note made by the Borrowers payable to the order of a Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to them by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A-1 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         "SALANT" means, collectively, Salant Corporation, a Delaware corporation, Frost Bros. Enterprises, Inc., a Texas corporation, and Maquiladora Sur, S.A. de C.V., a Mexican corporation.

         "SALANT ACQUISITION" means the Acquisition by Supreme of substantially all of the assets of the Salant Division.

         "SALANT ACQUISITION AGREEMENT" means the Purchase and Sale Agreement dated as of December 28, 1998 between Salant and Supreme, together with all exhibits and schedules thereto, as amended by the First Amendment thereto dated as of February 24, 1999, as the same may be further amended up to and through the Effective Date with the consent of the Agent and the Lenders to all such further amendments, other than any amendment solely to extend the date by which the Salant Acquisition is required to occur.

         "SALANT ACQUISITION DOCUMENTS" means, collectively, the Salant Acquisition Agreement and all other documents, agreements and certificates executed in connection with the consummation of the transactions contemplated by the Salant Acquisition Agreement.

         "SALANT ACQUISITION DOCUMENTS ASSIGNMENT" means the Collateral Assignment of Purchase Documents, in form and substance satisfactory to the Agent, dated on or about the Effective Date, made by Supreme in favor of the Agent, for the benefit of the Lenders.

         "SALANT DIVISION" means the portion of the division of Salant related to the John Henry, Manhattan and Lady Manhattan trademarks to be acquired by Supreme pursuant to the Salant Acquisition Agreement.

         "SCHEDULE OF INVENTORY" means a schedule delivered by the Borrowers' Agent to the Agent pursuant to the provisions of SECTION 9.14(B).

         "SCHEDULE OF RECEIVABLES" means a schedule delivered by the Borrowers' Agent to the Agent pursuant to the provisions of SECTION 9.14(A).

         "SECURED OBLIGATIONS" means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Loans, (b) the reimbursement obligations and all other obligations of the Borrowers to NationsBank or any Lender arising in connection with Letters of Credit, and (c) all indebtedness, liabilities, obligations, covenants and duties of the Obligors to the Agent or to the Lenders of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, or the Banking Relationship, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to ARTICLE 5 and expenses required to be paid or reimbursed pursuant to SECTION 16.2. As used herein, "Banking Relationship" means obligations of the Obligors relating to or arising out of (i) checking and operating account relationships among the Obligors and any Lender (or any Affiliate of a Lender) in the ordinary course of business and (ii) Interest Rate Protection Agreements.

         "SECURITY DOCUMENTS" means each of (a) the Financing Statements, (b) the Assignments of Factoring Credit Balances, (c) the Pledge Agreement, (d) the Trademark Assignment, (e) the Salant Acquisition Documents Assignment, (f) the PVH Inventory Purchase Contract Assignment, (g) the Perry Ellis Acquisition Documents Assignment, (h) each Credit Insurance Assignment, and (i) each other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

         "SECURITY INTEREST" means the Liens of the Agent, for the benefit of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

         "SETTLEMENT DATE" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of SECTION 5.8(C) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 5.8.

         "SETTLEMENT REPORT" means each report, substantially in the form attached hereto as EXHIBIT D, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

         "STANDBY LETTER OF CREDIT" means that certain standby letter of credit no. 931326 issued by NationsBank, for the account of Supreme, in favor of SunTrust Bank, Miami, N.A. in connection with Supreme's obligations under the SunTrust Lease, in the face amount of $2,175,000, as amended, modified or extended from time to time.

         "SUBORDINATED INDEBTEDNESS" means (a) the High Yield Debt, (b) Indebtedness for Money Borrowed of the Borrowers, owing to George Feldenkreis, in an aggregate principal amount not to exceed $5,000,000, which is subordinated to the Secured Obligations on terms and conditions acceptable to the Agent, and
(c) any other Indebtedness for Money Borrowed of the Borrowers which is in an amount, and is subordinated to the Secured Obligations on terms and conditions, acceptable to the Agent and the Required Lenders in their sole discretion.

         "SUBSIDIARY" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

         "SUNTRUST LEASE" means the synthetic lease provided to Supreme with respect to its real property located at 3000 Northwest 107th Avenue, Miami, Florida pursuant to that certain Master Agreement, dated as of August 28, 1997, among Supreme, SUP Joint Venture, SouthTrust Bank, National Association, SunTrust Bank, Miami, N.A., as agent and a lender, Atlantic Financial Managers, Inc. and Atlantic Financial Group, Ltd.

         "SUPREME" means Supreme International Corporation, a Florida corporation.

         "SUPREME ACQUISITION" means Supreme Acquisition Corporation, a Florida corporation.

         "SUPREME CANADA" means Supreme Munsingwear Canada, Inc., a Canadian corporation.

         "SUPREME INTERNATIONAL (DELAWARE)" means Supreme International (Delaware), Inc., a Delaware corporation.

         "SUPREME INTERNATIONAL (MEXICO)" means Supreme International Corporation de Mexico, S.A. de C.V., a Mexican corporation.

         "SUPREME INTERNATIONAL (NEW YORK)" means Supreme International (N.Y.), Inc., a New York corporation.

         "TERMINATION DATE" means October 1, 2002 or such later date as to which the same may be extended pursuant to the provisions of SECTION 2.5, or, if earlier, such date as the Secured Obligations shall have been accelerated pursuant to the provisions of SECTION 13.2 or such date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated.

         "TERMINATION EVENT" means (a) a "Reportable Event" as defined in
Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

         "TERM LOAN" means each loan made to the Borrowers pursuant to SECTION 4.1, as well as all such Loans collectively, as the context requires.

         "TERM LOAN FACILITY" means the facility for the Term Loan in the principal amount of $25,000,000.

         "TERM NOTE" means each Term Note made by the Borrowers payable to the order of a Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Term Loan made to them by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A-2 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         "TOTAL COMMITMENT" means the sum of the Commitments.

         "TRADEMARK ASSIGNMENT" means the Amended and Restated Conditional Assignment and Trademark Security Agreement between Supreme and the Agent, for the benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

         "TYPE" when used in respect of any Loan, shall refer to the rate by reference to which interest on such Loan is determined.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia or in any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

         "UNFUNDED CAPITAL EXPENDITURES" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

         "UNFUNDED VESTED ACCRUED BENEFITS" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

         Section 1.2 OTHER REFERENTIAL PROVISIONS.

         (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

         (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

         (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

         (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

         (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules, Annexes or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule, Annex or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of , or to schedules or exhibits to, another document or instrument.

         (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

         (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in Atlanta, Georgia.

         (i) Whenever the phrase "to the knowledge of the Borrowers" or words of similar import relating to the knowledge of the Borrowers are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or Financial Officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

         (j) The terms accounts, chattel paper, documents, equipment, instruments, investment property, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

         Section 1.3 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                    ARTICLE 2

                            REVOLVING CREDIT FACILITY

         Section 2.1 REVOLVING CREDIT LOANS. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrowers in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; PROVIDED, HOWEVER, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not at any time exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans; PROVIDED, HOWEVER, that it is agreed that should Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by the Borrowers in accordance with the terms of this SECTION 2.1. The Agent and each Lender are hereby authorized to record each repayment of principal of the Revolving Credit Loans in their books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 5.4.

         Section 2.2 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings of the Revolving Credit Loans shall be made as follows:

         (a) REQUESTS FOR BORROWING.

                  (i) PRIME RATE REVOLVING CREDIT LOANS. A request for a borrowing of a Prime Rate Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner:

                           (A) with respect to requests for Prime Rate Revolving
                  Credit Loans, the Borrowers shall give the Agent notice (which notice shall be irrevocable) by 12:00 noon (Atlanta time) on the proposed borrowing date of their intention to borrow, which notice shall be in writing (including facsimile), or by telephone followed by a confirming same-day written notice, and shall specify the amount and date of the requested Prime Rate Revolving Credit Loan, PROVIDED, HOWEVER, that the failure by the Borrowers to confirm any notice by telephone with a written notice shall not invalidate any notice so given;

                           (B) whenever a presentment or request for payment is
                  made against the Controlled Disbursement Account in an amount greater than the then available balance in such account, such presentation or request shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check over such available balance;

                           (C) unless payment is otherwise made by the
                  Borrowers, the maturity of any Secured Obligation required to be paid shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such Secured Obligation; and

                           (D) if a drawing is made under a Letter of Credit and
                  the Borrowers fail to reimburse NationsBank and the Lenders therefor, such failure to reimburse shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the date such notification is received in the amount so unreimbursed.

                  (ii) LIBOR REVOLVING CREDIT LOANS. The Borrowers may request a LIBOR Loan under the Revolving Credit Facility by giving the Agent a notice of borrowing (which notice shall be irrevocable) not later than 12:00 noon (Atlanta time) on the date three Business Days before the date on which the requested LIBOR Revolving Credit Loan is to be made; PROVIDED the Borrowers shall not be permitted to request, and the Lenders shall not be required to make, LIBOR Revolving Credit Loans at any time during the existence of an Event of Default. Such notice of borrowing shall be in writing (including facsimile), or by telephone followed by a confirming same-day written notice, and shall specify (A) the amount of the requested LIBOR Revolving Credit Loan, (B) the date of the requested LIBOR Revolving Credit Loan, and (C) the duration of the applicable Interest Period, PROVIDED, HOWEVER, that the failure by the Borrowers to confirm any notice by telephone with a written notice shall not invalidate any notice so given.

                  (iii) NOTIFICATION OF LENDERS. Unless the Agent has elected periodic settlements pursuant to SECTION 5.8, the Agent shall promptly notify the Lenders of any notice of borrowing given or deemed given pursuant to this SECTION 2.2(A) by 12:00 noon (Atlanta time) on the proposed borrowing date with respect to a Prime Rate Revolving Credit Loan or on the third Business Day prior to the proposed borrowing date with respect to a LIBOR Revolving Credit Loan. The notice from the Agent to the Lenders shall set forth the information contained in the Borrowers' notice of borrowing. Not later than 1:30 p.m. (Atlanta time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrowers, at the Agent's Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date.

         (b) DISBURSEMENT OF LOANS. The Borrowers hereby irrevocably authorize the Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this SECTION 2.2 as follows: (i) the proceeds of each borrowing requested under SECTION 2.2(A)(I)(A) or (B) or 2.2(A)(II) shall be disbursed by the Agent in lawful money of the United States of America in immediately available funds, (A) in the case of the initial borrowing, in accordance with the terms of the letter from the Borrowers' Agent to the Agent referred to in SECTION 6.1(A)(12), and (B) in the case of each subsequent borrowing, by credit to the Controlled Disbursement Account or to such other account as may be agreed upon by the Borrowers' Agent and the Agent from time to time; and (ii) the proceeds of each borrowing requested under SECTION 2.2(A)(I)(C) or (D) shall be disbursed by the Agent by way of direct payment of the relevant principal, interest or other Secured Obligation, as the case may be.

         Section 2.3 REPAYMENT OF REVOLVING CREDIT LOANS. The Revolving Credit Loans will be repaid as follows: (a) whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers in full together with accrued and unpaid interest on the amount repaid to the date of repayment, on the Termination Date; (b) if at any time the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding exceeds the Borrowing Base, the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount repaid to the date of repayment; and (c) the Borrowers hereby instruct the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to
SECTION 9.1(B).

         Section 2.4 REVOLVING CREDIT NOTES. Each Lender's Revolving Credit Loans and the joint and several obligation of the Borrowers to repay such Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender.

         Section 2.5 EXTENSION OF FACILITY. Upon the request of the Borrowers, the Lenders may, in their discretion, agree to extend the Revolving Credit Facility for a period of time beyond the then effective Termination Date. Each such extension shall be effected by the Borrowers', the Agent's and the Lenders' execution and delivery of a written agreement evidencing such extension.

                                    ARTICLE 3

                                LETTERS OF CREDIT

         Section 3.1 AGREEMENT TO ISSUE. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, NationsBank agrees to issue for the account of the Borrowers one or more Letters of Credit in accordance with this ARTICLE 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

         Section 3.2 AMOUNTS. NationsBank shall not have any obligation to issue any Letter of Credit at any time:

         (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrowers would exceed the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit); or

         (b) which has a term longer than one calendar year or an expiration date after the last Business Day that is more than 15 days prior to the Termination Date.

         Section 3.3 CONDITIONS. The obligation of NationsBank to issue any Letter of Credit is subject to the satisfaction of the conditions precedent contained in ARTICLE 6 and the following additional conditions precedent in a manner satisfactory to the Agent and NationsBank:

         (a) the Borrowers shall have delivered to NationsBank and the Agent at such times and in such manner as NationsBank or the Agent may prescribe an application in form and substance satisfactory to NationsBank and the Agent for the issuance of the Letter of Credit, a reimbursement agreement in form and substance satisfactory to NationsBank and the Agent, and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to NationsBank and the Agent; and

         (b) as of the date of issuance, no order of any court, arbitrator or Governmental Authority having jurisdiction or authority over NationsBank shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over banks generally shall prohibit, or request that NationsBank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

         Section 3.4 ISSUANCE OF LETTERS OF CREDIT.

         (a) REQUEST FOR ISSUANCE. The Borrowers shall give NationsBank and the Agent written notice of the Borrowers' request for the issuance of a Letter of Credit no later than six Business Days prior to the proposed date of issuance of the Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the Business Day 15 days prior to the Termination Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the form of the Letter of Credit that the Borrowers request to be issued.

         (b) RESPONSIBILITIES OF THE AGENT; ISSUANCE. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrowers pursuant to SECTION 3.4(a), the amount of the unused Letter of Credit Facility and the Borrowing Base. If (i) the form of the Letter of Credit delivered by the Borrowers to the Agent is acceptable to NationsBank and the Agent in their sole discretion, (ii) the Agent has not received notice of a Default or an Event of Default from the Required Lenders specifically stating that the Required Lenders do not intend to fund their ratable portion of the Loans, (iii) the undrawn face amount of the requested Letter of Credit is less than or equal to the lesser of
(A) the unused Letter of Credit Facility and (B) the unused Borrowing Base, and
(iv) if requested by the Agent, the Agent has received a certificate from the Borrowers stating that the applicable conditions set forth in ARTICLE 6 have been satisfied, then NationsBank will cause the Letter of Credit to be issued.

         (c) NOTICE OF ISSUANCE. Promptly after the issuance of any Letter of Credit, NationsBank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit.

         (d) NO EXTENSION OR AMENDMENT. No Letter of Credit shall be extended or amended unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit were being requested and issued.

         Section 3.5 PARTICIPATIONS.

         (a) PURCHASE OF PARTICIPATIONS. Each Lender (i) is hereby deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in the Standby Letter of Credit, and (ii) immediately upon issuance by

NationsBank of any other Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty an undivided interest and participation in such Letter of Credit, equal to such Lender's Commitment Percentage of the face amount thereof (including, without limitation, all obligations of the Borrowers with respect thereto, other than amounts owing to NationsBank under SECTION 5.2(B)(II), and any security therefor or guaranty pertaining thereto).

         (b) SHARING OF LETTER OF CREDIT PAYMENTS. In the event that NationsBank makes a payment under any Letter of Credit and NationsBank shall not have been repaid such amount pursuant to SECTION 3.7, then NationsBank shall be deemed to have made a Non-Ratable Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such Non-Ratable Loan shall be subject to the provisions of
SECTION 5.8(B) and the absolute obligations of the Lenders to pay for their respective participation interests therein.

         (c) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS. Whenever NationsBank receives a payment from or on behalf of the Borrowers on account of a reimbursement obligation on any Letter of Credit as to which the Agent has previously received for the account of NationsBank payment from a Lender pursuant to this SECTION 3.5, NationsBank shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Commitment Percentage of the amount of such payment from the Borrowers in Dollars. Each such payment shall be made by NationsBank to the Agent on the Business Day on which NationsBank receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. (Atlanta time) on such Business Day, and otherwise on the next succeeding Business Day.

         (d) DOCUMENTATION. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit and the application for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

         (e) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Agent with respect to Letters of Credit and their participations therein pursuant to the provisions of SECTION 5.8 hereof or otherwise and the obligations of the Borrowers to make payments to NationsBank or to the Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement, including, without limitation, any of the following circumstances:

                  (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) The existence of any claim, set-off, defense or other right which the Borrowers may have at any time against the beneficiary named in any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, NationsBank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                  (iii) Any draft, certificate or any other document presented under any Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents; or

                  (v) The occurrence of any Default or Event of Default.

         Section 3.6 DUTIES OF NATIONSBANK. Any action taken or omitted to be taken by NationsBank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of NationsBank to any Lender or relieve any Lender of its obligations hereunder to NationsBank. In determining whether to pay under any Letter of Credit, NationsBank shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

         Section 3.7 PAYMENT OF REIMBURSEMENT OBLIGATIONS.

         (a) PAYMENT TO ISSUER. Notwithstanding any provisions to the contrary in any reimbursement agreement, the Borrowers jointly and severally agree to reimburse NationsBank for any drawings (whether partial or full) under each Letter of Credit and to pay to NationsBank the amount of all other reimbursement obligations and other amounts payable to NationsBank under or in connection with each Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which any Borrower may have at any time against NationsBank or any other Person.

         (b) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of the Borrowers with respect to any Letter of Credit (or any reimbursement obligation relating thereto) received by NationsBank, or by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from NationsBank or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for the account of the Agent or NationsBank, their respective Commitment Percentages of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

         Section 3.8 INDEMNIFICATION, EXONERATION.

         (a) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this ARTICLE 3, the Borrowers jointly and severally agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, directly or indirectly, of

                  (i) the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                  (ii) the failure of NationsBank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

         (b) ASSUMPTION OF RISK BY THE BORROWERS. As among the Borrowers, the Lenders and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the application for the issuance of any Letter of Credit, the Lenders and the Agent shall not be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any Letter of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                  (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v) errors in interpretation of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                  (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                  (viii) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any Government Acts.

         None of the foregoing shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this SECTION 3.8.

         (c) EXONERATION. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, NationsBank or any Lender under or in connection with any Letter of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender or the Agent to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

         Section 3.9 SUPPORTING STANDBY LETTER OF CREDIT; CASH COLLATERAL.

         (a) If any Letter of Credit is outstanding on the Termination Date the Borrowers shall, promptly on demand by the Agent, deposit with the Agent, for the ratable benefit of the Lenders, as the Agent shall specify, either a Supporting Standby Letter of Credit or Cash Collateral, as set forth in SECTION 3.9(B).

         (b) Any Supporting Standby Letter of Credit or Cash Collateral required pursuant to SECTION 3.9(A) shall, at the Agent's option, take the form of either
(i) a standby letter of credit (a "Supporting Standby Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent in an amount equal to 105% of the greatest amount for which each Letter of Credit then outstanding may be drawn, under which Supporting Standby Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letters of Credit or under any reimbursement or guaranty agreement with respect thereto, or (ii) Cash Collateral in 105% of the amount necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letters of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Standby Letter of Credit or Cash Collateral shall be held by the Agent, for the benefit of the Lenders, as security for, and to provide for the payment of, the Borrowers' reimbursement obligations with respect to such Letters of Credit. In addition, the Agent may at any time after the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. At the Borrowers' request, but subject to the Agent's reasonable approval, the Agent shall invest any Cash Collateral consisting of cash or any proceeds of Cash Collateral consisting of cash in Cash Equivalents, and any commissions, expenses and penalties incurred by the Agent in connection with any investment and redemption of such Cash Collateral shall be Secured Obligations hereunder secured by the Collateral, shall bear interest at the rates provided herein for the Loans and shall be charged to the Borrowers' Loan Accounts, or, at the Agent's option, shall be paid out of the proceeds of any earnings received by the Agent from the investment of such Cash Collateral as provided herein or out of such cash itself. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this SECTION 3.9.

                                    ARTICLE 4

                               TERM LOAN FACILITY

         Section 4.1 TERM LOAN. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees severally, but not jointly, to make a Prime Rate Term Loan to the Borrowers on the Effective Date in a principal amount equal to such Lender's Commitment Percentage of the Term Loan Facility.

         Section 4.2 MANNER OF BORROWING TERM LOANS. The Borrowers shall give the Agent a notice of borrowing at least one Business Day prior to the occurrence of the Effective Date, which notice shall be in writing (including facsimile), or by telephone followed by a confirming same-day written notice, and shall specify the date of the requested Prime Rate Term Loan, PROVIDED, however, that the failure by the Borrowers to confirm any notice by telephone with a written notice shall not invalidate any notice so given. Upon receipt of such notice from the Borrowers, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount equal to its Commitment Percentage of the aggregate principal amount of the Term Loan available to the Agent, for the account of the Borrowers, at the Agent's Office, prior to 12:00 noon (Atlanta time) on the Effective Date in funds immediately available to the Agent. On the Effective Date, upon satisfaction of the applicable conditions set forth in SECTIONS 6.1 and 6.2, the Agent will disburse the Term Loan, in same day funds in accordance with the terms of the letter from the Borrowers' Agent to the Agent referred to in SECTION 6.1(A)(12).

         Section 4.3 REPAYMENT OF TERM LOAN. The Borrowers shall repay $10,000,000 of the Term Loan (the "Initial Term Loan Reduction") on the earlier of (a) the date which is 120 days after the Agreement Date and (b) the date on which the Borrowers receive the net proceeds of the High Yield Debt Offering. The remaining principal amount of the Term Loan is due and payable, and shall be repaid in full by the Borrowers, in twelve consecutive quarterly installments of $1,250,000, with the first such installment due on the earlier of (i) October 1, 1999 and (ii) the date which is 90 days after the Borrowers receive the net proceeds of the High Yield Debt Offering, and the remaining installments due on the same day of each month falling three, six, nine and twelve months after the month in which the first such $1,250,000 installment is due. Notwithstanding the foregoing, the entire principal balance of the Term Loan shall be due and payable upon any termination of the Revolving Credit Facility.

         Section 4.4 TERM NOTES. The Term Loan made by each Lender and the joint and several obligation of the Borrowers to repay such Loan shall also be evidenced by a Term Note payable to the order of such Lender. Each such Term Note shall be dated the Effective Date (or the later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrowers.

                                    ARTICLE 5

                             GENERAL LOAN PROVISIONS

         Section 5.1 INTEREST.

         (a) PRIME RATE LOANS. Subject to the provisions of SECTION 5.1(D), the Borrowers will pay interest on the unpaid principal amount of each Prime Rate Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Loan of a different Type, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Prime Rate, payable monthly in arrears as it accrues on each Interest Payment Date and when such Prime Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

         (b) LIBOR LOANS. Subject to the provisions of SECTION 5.1(D), the Borrowers will pay interest on the unpaid principal amount of each LIBOR Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) LIBOR, payable monthly in arrears as it accrues on each Interest Payment Date and when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise).

         (c) OTHER SECURED OBLIGATIONS. The Borrowers will, to the extent permitted by applicable law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable, other than the Loans, in accordance with SECTIONS 5.1(A) or (D), as applicable, as if such Secured Obligation were a Prime Rate Revolving Credit Loan.

         (d) DEFAULT RATE. If there shall occur and be continuing an Event of Default, at the election of the Required Lenders, the unpaid principal amount of the Loans and other Secured Obligations shall no longer bear interest in accordance with the terms of SECTION 5.1(A), (B) or (C), but shall bear interest for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at a rate per annum equal to the sum of (i) the Default Margin and (ii) the rate otherwise applicable to such Loan or other Secured Obligation, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by applicable law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 13.1(G) or (H).

         (e) CALCULATION OF INTEREST. The interest rates provided for in SECTIONS 5.1(A), (B), (C) and (D) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

         (f) MAXIMUM RATE. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

         (g) CERTAIN PROVISIONS APPLICABLE TO LIBOR LOANS.

                  (i) LIMITATION ON LIBOR LOANS. Each LIBOR Loan shall be in an amount of at least $1,000,000 or an integral multiple thereof. Notwithstanding anything to the contrary contained herein, no more than ten (10) LIBOR Loans shall be outstanding under this Agreement at any one time.

                  (ii) PREPAYMENT. LIBOR Loans may be prepaid prior to the applicable maturity date, upon four (4) Business Days prior notice to the Agent, PROVIDED that the Borrowers shall reimburse the Agent and the Lenders, on the earlier of demand or the Termination Date, an amount calculated in accordance with SECTION 5.10. The Agent shall promptly notify the Lenders of any such notice of prepayment received by the Agent. Any notice of prepayment of a LIBOR Loan shall be irrevocable. Each prepayment of any of the LIBOR Loans shall be in an amount not less than $1,000,000.

                  (iii) LIBOR DETERMINED INADEQUATE OR UNFAIR. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed LIBOR Loan for any Interest Period, the Agent determines that LIBOR will not adequately reflect the cost to the Lenders of making or funding any Loan as a LIBOR Loan or that the Interbank Offered Rate is not reasonably determinable, including from any interest rate reporting service of recognized standing, the Agent shall forthwith give notice thereof to the Borrowers' Agent, whereupon until the Agent notifies the Borrowers' Agent that the circumstances giving rise to such situation no longer exist, the obligations of the Agent and the Lenders to make such LIBOR Loans shall be suspended.

                  (iv) ILLEGALITY. If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for the Agent or any Lender to make, maintain or fund its LIBOR Loans, the Agent shall so notify the Borrowers' Agent. Upon receipt of such notice, notwithstanding anything contained in
         SECTION 5.1 hereof, the Borrowers shall forthwith prepay in full all LIBOR Revolving Credit Loans then outstanding and shall convert each LIBOR Term Loan into a Prime Rate Term Loan, and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrowers, within three Business Days after such notice from the Agent, request the conversion of all LIBOR Loans then outstanding into Prime Rate Loans; PROVIDED, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such LIBOR Loan, the Borrowers shall also pay any amount due pursuant to SECTION 5.10.

                  (v) EFFECT ON OTHER LOANS. If notice has been given to the Borrowers' Agent suspending the obligation of the Lenders to make any LIBOR Loan, or requiring LIBOR Loans to be repaid, converted or prepaid, then, unless and until the Agent notifies the Borrowers' Agent that the circumstances giving rise to such repayment or conversion no longer apply, all Loans which would otherwise be made as LIBOR Loans shall be made instead as Prime Rate Loans.

         Section 5.2 FEES.

         (a) AGENT'S FEE. For administration and other services performed by the Agent in connection with its continuing administration of this Agreement, the Borrowers shall pay to the Agent, for its own account, and not for the account of the Lenders, an annual fee as set forth in the Fee Letter.

         (b) LETTER OF CREDIT FEES.

                  (i) The Borrowers agree to pay to the Agent, for the ratable benefit of the Lenders, a fee equal to (A) 1% per annum based on the amount of the Standby Letter of Credit, and (B) 1% per annum based on the average daily outstanding Letter of Credit Amount of each other Letter of Credit. Such fee shall be payable to the Agent, for the ratable benefit of the Lenders, in accordance with their respective Commitment Percentages (x) on the Effective Date and thereafter on September 1 of each year, in the case of the Standby Letter of Credit, and (y) on the first day of each month in arrears, in the case of other Letters of Credit, and shall be calculated based on a year of 360 days and the actual number of days elapsed, PROVIDED that NationsBank and the other Original Lenders shall be entitled to the full amount of such fee for all periods prior to the Effective Date.

                  (ii) The Borrowers agree to pay to the Agent, for the account of NationsBank, the standard fees and charges of NationsBank for issuing, administering, amending, renewing, paying and canceling Letters of Credit, as and when assessed.

         (c) COMMITMENT FEE. In connection with and as consideration for the Lenders' commitments hereunder, subject to the terms hereof, to lend to the Borrowers under the Revolving Credit Facility, the Borrowers shall pay a fee to the Agent, for the ratable benefit of the Lenders based on their respective Commitment Percentages, from the Effective Date until the Termination Date, in an amount equal to 0.375% per annum of the average daily unused portion of the Revolving Credit Facility (it being understood that no such fee shall be due with respect to the amount of blocked Availability under SECTION 12.14 in excess of $1,000,000), payable monthly in arrears on the first day of each month and on the date of any permanent reduction in the Revolving Credit Facility.

         (d) ORIGINATION FEE. On the Effective Date, the Borrowers shall pay to the Agent an origination fee as set forth in the Fee Letter (which fee shall be shared among the Agent and the Lenders in accordance with their separate written agreements) in connection with the establishment of the Revolving Credit Facility and in consideration of the making of Loans under this Agreement and in order to compensate the Lenders for the costs associated with structuring, processing, approving and closing the Revolving Credit Facility and the Loans, but excluding expenses for which the Borrowers agree elsewhere in this Agreement to reimburse the Agent and the Lenders.

         (e) COLLECTION FEE. During the period from and including the Effective Date to and including the Termination Date, the Borrowers will pay to the Agent for its own account on the first day of each month an amount of interest computed at the Effective Interest Rate applicable to Prime Rate Revolving Credit Loans on each remittance received by the Agent against Receivables (as contemplated by SECTION 9.1 hereof) during the preceding month, from the close of business on the date of receipt of each such remittance until the close of business on the first Business Day following the receipt of the remittance, as compensation for delays in the collection and clearance of checks and other remittances.

         (f) GENERAL. All fees shall be fully earned by the Agent and the Lenders when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money. All fees under Sections 5.2(B)(I) and (C) shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

         Section 5.3 MANNER OF PAYMENT.

         (a) Each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any fee or other amounts payable to the Agent and the Lenders under this Agreement or the Notes shall be made not later than 1:30 p.m. (Atlanta time) on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business
Day) to the Agent at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

         (b) Each Borrower hereby irrevocably authorizes each Lender and each Affiliate of each Lender to charge any account of such Borrower maintained with such Lender or such

Affiliate with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.

         Section 5.4 LOAN ACCOUNTS; STATEMENTS OF ACCOUNT.

         (a) Each Lender shall open and maintain on its books a loan account in the Borrowers' name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the loan account at all times reflects the principal amount due such Lender from the Borrowers.

         (b) The Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's ratable share therein.

         (c) The entries made in the accounts pursuant to SUBSECTIONS (A) and
(B) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (B) shall be controlling.

         (d) The Agent will account separately to the Borrowers' Agent within 30 days after the end of each calendar month with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such account rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrowers in writing to the contrary within 60 days after the date the account to the Borrowers' Agent was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

         Section 5.5 TERMINATION OF AGREEMENT. On the Termination Date, the Borrowers shall pay to the Agent, for the account of the Lenders, in same day funds, an amount equal to the aggregate amount of all Loans outstanding on such date, together with accrued interest thereon, all fees payable pursuant to
SECTION 5.2 accrued from the date last paid through the effective date of termination, any amounts payable to the Agent or any Lender pursuant to the other provisions of this Agreement, including, without limitation, SECTIONS 13.2, 16.2, 16.3 and 16.12, any and all other Secured Obligations then outstanding, and an amount equal to the Letter of Credit Reserve to be held by the Agent as Cash Collateral security for the payment of and to be applied to the payment of any amounts which may thereafter become due with respect to Letters of Credit, and provide the Agent and the Lenders with an indemnification agreement in form and substance satisfactory to the Agent and the Lenders with respect to returned and dishonored items and such other matters as the Agent and the Lenders shall require. Upon 60 days prior written notice to the Agent, the Borrowers may terminate this Agreement prior to the Termination Date in effect at such time, upon payment of all of the amounts described above and an early termination fee of (a) $500,000 if such termination occurs on or prior to the first anniversary of the Agreement Date, and (b) $250,000 if such termination occurs at any time thereafter, PROVIDED that, if this Agreement is terminated and the Secured Obligations are repaid from the proceeds of a public offering of equity securities, such early termination fee shall be reduced to $150,000.

         Section 5.6 INCREASED COSTS AND REDUCED RETURNS. The Borrowers agree that if any law now or hereafter in effect and whether or not presently applicable to the Agent or any Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority, shall either (a)(i) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (ii) impose on the Agent or any Lender any other condition regarding any Loan, this Agreement, any Note or the facilities provided hereunder, or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting the Agent or any Lender being imposed or modified or deemed applicable to the Agent or any Lender or (b) subject the Agent or any Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or any Note, and the result of any event referred to in CLAUSE (A) or (B) above shall be to increase the cost to the Agent or any Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by the Agent or any Lender or the Agent's or any Lender's rate of return on capital with respect to any Loan to a level below that which the Agent or any Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender (in the exercise of its discretion) to be material, then, upon demand by the Agent or such Lender, the Borrowers shall immediately pay to the Agent or such Lender additional amounts which shall be sufficient to compensate the Agent or any such Lender for such increased cost, tax or reduced rate of return. A certificate of the Agent or any such Lender to the Borrowers' Agent claiming compensation under this SECTION 5.6 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Agent or such Lender may use any reasonable averaging and attribution methods.

         Section 5.7. MAKING OF LOANS.

         (a) NATURE OF OBLIGATIONS OF LENDERS TO MAKE LOANS. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

         (b) ASSUMPTION BY AGENT. Subject to the provisions of SECTION 5.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans hereunder subsequent to the Loans to be made on the Effective Date, unless the Agent shall have received notice from the Required Lenders in accordance with the provisions of SECTION 5.7(C) prior to a proposed borrowing date that the Lenders will not make available to the Agent their ratable portion of the amount to be borrowed on such date, the Agent may assume that the Lenders will make such portion available to the Agent in accordance with SECTION 2.2(A), and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender shall not make such ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to
SECTION 5.1(F), the Maximum Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether the Borrowers shall have returned the amount thereof to the Agent in accordance with this SECTION 5.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         (c) DELEGATION OF AUTHORITY TO AGENT. Without limiting the generality of SECTION 15.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (ii) the creation or elimination of any reserves (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base and (iii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; PROVIDED, HOWEVER, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Agent shall have received written notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Lenders do not intend to make available to the Agent their ratable share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in SECTION 5.7(B). The notice described in the preceding sentence shall become effective on the third Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to the Agent. Any withdrawal of authorization under this SECTION 5.7(C) shall not affect the validity of any Loans made prior to the effectiveness thereof.

         (d) OVERADVANCES. Notwithstanding anything to the contrary contained elsewhere in this SECTION 5.7 or this Agreement or the other Loan Documents, and whether or not a Default or Event of Default exists at the time, unless otherwise notified by the Required Lenders in accordance with SECTION 5.7(C), the Agent may in its discretion require all Lenders to honor requests or deemed requests by the Borrowers for Revolving Credit Loans at a time that an Overadvance exists or which would result in an Overadvance and each Lender shall be obligated to continue to make its Proportionate Share of Revolving Credit Loans, up to a maximum amount outstanding equal to its Commitment to make Revolving Credit Loans, so long as such Overadvance is not known by the Agent to exceed $2,000,000 and so long as such Overadvance is not outstanding for more than 30 consecutive days. "Overadvance" shall mean, as of any date of determination, the amount, if any, by which the outstanding principal balance of Revolving Credit Loans exceeds the sum determined from CLAUSE (B) of the definition of the Borrowing Base.

         (e) REPLACEMENT OF CERTAIN LENDERS. If a Lender (the "Affected Lender") shall have failed to fund its Proportionate Share of any Loan requested (or deemed requested) by the Borrowers which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or the Borrowers may have against such Affected Lender, the Agent may make written demand on such Affected Lender (with a copy to the Borrowers' Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by the Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with ARTICLE 14. The Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with the execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 5.7(E), such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Security Interest or any other Lien of the Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Loan Documents (except as provided in SECTION 15.7 and elsewhere in this Agreement as to events or transactions which occur prior to the replacement of such Affected Lender).

         Section 5.8. SETTLEMENT AMONG LENDERS.

         (a) TERM LOAN. The Agent shall pay to each Lender on each Interest Payment Date or Installment Payment Date, as the case may be, its ratable share, based on the principal amount of the Term Loan owing to such Lender, of all payments received by the Agent hereunder in immediately available funds in respect of the principal of, or interest on, the Term Loan, net of any amounts payable by such Lender to the Agent, by wire transfer of same day funds.

         (b) REVOLVING CREDIT LOANS. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 5.8.

         (c) SETTLEMENT PROCEDURES AS TO REVOLVING CREDIT LOANS. To the extent and in the manner hereinafter provided in this SECTION 5.8, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 6.2 have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this SECTION 5.8 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this
SECTION 5.8 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

                  (i) SELECTION OF SETTLEMENT DATES. If the Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, HOWEVER, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and PROVIDED FURTHER, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Atlanta time) on the proposed Settlement Date, which Settlement Report will be in the form of EXHIBIT D hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                  (ii) NON-RATABLE LOANS AND PAYMENTS. Between Settlement Dates, the Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrowers out of NationsBank's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to SECTION 2.2(A) (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to the Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NationsBank. Upon demand by another Lender, with notice thereof to the Agent, NationsBank shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to NationsBank by the Agent.

                  (iii) NET DECREASE IN OUTSTANDINGS. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of
         SECTION 5.8(A) is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

                  (iv) NET INCREASE IN OUTSTANDINGS. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of
         SECTION 5.8(A) exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of NationsBank, any excess.

                  (v) NO CHANGE IN OUTSTANDINGS. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by the Agent but paid only to NationsBank shall be paid by NationsBank to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of SECTION 5.8(A) is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such

         Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

                  (vi) RETURN OF PAYMENTS. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to the Borrowers or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the NationsBank's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                  (vii) PAYMENTS TO AGENT, LENDERS.

                           (A) Payment by any Lender to the Agent shall be made
                  not later than 1:00 p.m. (Atlanta time) on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Atlanta time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, PROVIDED that if the Agent receives such funds at or prior to 1:00 p.m. (Atlanta time), the Agent shall pay such funds to such Lender by 2:00 p.m. (Atlanta time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Atlanta time) on the first Business Day following the date of such demand.

                          (B) If a Lender shall, at any time, fail to make any
                  payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its discretion.

                           (C) With respect to the payment of any funds under
                  this SECTION 5.8(C), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

         (d) SETTLEMENT OF OTHER SECURED OBLIGATIONS. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to SECTION 5.2 and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. (Atlanta time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. (Atlanta time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to SECTION 5.2 ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

         (e) ALLOCATION OF PAYMENTS FROM BORROWER. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a ratable basis unless otherwise provided in this SECTION 5.8(E)): (i) first, to NationsBank to pay principal and accrued interest on any portion of any Non-Ratable Loan which NationsBank may have advanced on behalf of any Lender (other than itself) and for which NationsBank has not been reimbursed by such Lender or the Borrowers;
(ii) second, to the Agent to pay the amount of expenses that have not been reimbursed to the Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iii) third, to the Agent to pay any indemnified amount that has not been paid to the Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iv) fourth, to the Agent to pay any fees due and payable to the Agent under this Agreement; (v) fifth, to the Lenders for any indemnified amount that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (vi) sixth, to the Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Secured Obligations arising under this Agreement (or the other Loan Documents) then outstanding and held by any Lender to be shared among Lenders on a ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrower), (vii) seventh, to the Lenders and their Affiliates in payment of the unpaid amount of all Secured Obligations arising under or in respect of the Banking Relationship to be shared on a pro rata basis, and (viii) eighth, to the holders of the other Secured Obligations who are not Lenders on a pro rata basis. The allocations set forth in this
SECTION 5.8(E) are solely to determine the rights and priorities of the Agent and the Lenders as among themselves and may be changed by the Agent and the Lenders without notice or the consent of approval of the Borrowers or any other Person. Whenever allocation is made pursuant to this SECTION 5.8(E) to the holder of Secured Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

         Section 5.9 MANDATORY PREPAYMENTS.

         (a) PREPAYMENTS FROM ASSET DISPOSITIONS. Immediately upon receipt by a Borrower or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, the Borrowers shall apply such Net Proceeds in prepayment of the Loans as provided in SECTION 5.9(D); PROVIDED, HOWEVER, that the Borrowers shall not be required to make such prepayment to the extent that (i) the Net Proceeds from Asset Dispositions of Intellectual Property during any fiscal year of the

Borrowers do not exceed, in the aggregate, $1,000,000 and (ii) the Net Proceeds from all Asset Dispositions during any fiscal year of the Borrowers do not exceed, in the aggregate, $3,000,000. Concurrently with the making of any such payment, the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer demonstrating the calculations of the amount required to be paid.

         (b) PREPAYMENTS FROM EQUITY OFFERINGS. In the event that, at any time after the Effective Date, any Borrower or any of its Subsidiaries issues capital stock or other securities or receives an additional capital contribution in respect of existing capital stock or other securities (excluding any such issuance to, or receipt from, another Borrower or a consolidated Subsidiary of a Borrower), no later than the third Business Day following the date of receipt of the proceeds from such issuance, the Borrowers shall notify the Agent in writing whether they intend to apply such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith to the redemption or repurchase of outstanding High Yield Debt or in prepayment of the Loans as provided in SECTION 5.9(D); PROVIDED any such redemption or repurchase of outstanding High Yield Debt may be made only to the extent permitted under
SECTION 12.6. In the event the Borrowers fail to apply such net proceeds to the redemption or repurchase of outstanding High Yield Debt within 60 days after the Borrowers' receipt thereof, the Borrowers shall immediately apply such net proceeds as provided in SECTION 5.9(D).

         (c) PREPAYMENTS FROM ACQUISITION AGREEMENT PROCEEDS. Immediately upon receipt by Supreme of any amounts payable under or pursuant to the Salant Acquisition Agreement or the Perry Ellis Acquisition Agreement after the Effective Date (including amounts payable as a result of a claim by Supreme for indemnification, but excluding amounts payable as a result of a claim by Supreme for indemnification to the extent that the amounts so recovered are applied by the Borrowers for the purpose of replacing, repairing or restoring any assets or properties of the Borrowers, or satisfying claims made against the Borrowers, or otherwise remedying or correcting the condition giving rise to the claim for indemnification or otherwise covering any fees or expenses incurred by the Borrowers in obtaining such indemnification) in an aggregate amount in excess of $1,000,000, the Borrowers shall apply such amounts (net of any tax liability attributable thereto) in payment of the Loans as provided in SECTION 5.9(D). Concurrently with the making of any such payment, the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer demonstrating the calculation of the amount required to be paid.

         (d) APPLICATION OF PROCEEDS OF PREPAYMENTS. All prepayments pursuant to this SECTION 5.9 shall be applied first to the outstanding principal of the Term Loan, to the extent thereof, and then to the outstanding Revolving Credit Loans and other Secured Obligations to the extent thereof, PROVIDED that payments shall be first applied to Prime Rate Loans to the extent thereof and then to LIBOR Loans and any payments received which would otherwise result in the prepayment of LIBOR Loans prior to the end of the Interest Period applicable thereto may, upon the request of the Borrowers' Agent, in the absence of an Event of Default, be deposited with the Agent to be held as Cash Collateral for the Secured Obligations and applied by the Agent from time to time to the repayment of such LIBOR Loans at the end of the Interest Period applicable thereto, to outstanding Revolving Credit Loans promptly upon the making of such Revolving Credit Loans or, after the Termination Date, to any of the Secured Obligations in such manner as the Agent shall determine in its sole discretion. All prepayments of the Term Loan shall be applied to the principal installments payable thereon in inverse order of maturity. All proceeds of the sale of the PVH Inventory pursuant to the PVH Inventory Purchase Contract, and all proceeds of the sale of the Andalusia Equipment, shall be applied to outstanding Revolving Credit Loans to the extent thereof.

         Section 5.10 PAYMENTS NOT AT END OF INTEREST PERIOD; FAILURE TO BORROW. If for any reason any payment of principal with respect to any LIBOR Loan is made on any day prior to the last day of the Interest Period applicable to such LIBOR Loan or, after having given a notice of borrowing or notice of conversion or continuation with respect to any LIBOR Loan, such Loan is not made as a LIBOR Loan due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 6, the Borrowers shall pay to each Lender upon the request of the Agent or such Lender, in addition to any amounts that may be due under SECTION 5.5, an amount (if a positive number) computed pursuant to the following formula:

                  L        =        (R - T)   x   P   x   D
                                            360

                  L        =        amount payable
                  R        =        interest rate applicable to the LIBOR Loan
                                    not borrowed, continued or converted or
                                    prepaid

                  T        =        effective interest rate per annum at which
                                    any readily marketable bonds or other
                                    obligations of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such LIBOR
                                    Loan and in approximately the same amount as such LIBOR Loan, can be purchased by such Lender on the day of such payment of principal or failure to borrow, continue or convert

                  P        =        the amount of principal paid or the amount
                                    of the LIBOR Loan requested or to have been continued or converted

                  D        =        the number of days remaining in the Interest
                                    Period as of the date of such payment or the number of days in the requested Interest
                                    Period

The Borrowers shall pay such amount upon presentation by the Agent (or as to any Lender, by such Lender) of a statement setting forth the amount and the Agent's (or such Lender's) calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

         Section 5.11 NOTICE OF CONVERSION OR CONTINUATION. Whenever the Borrowers desire, subject to the provisions of SECTION 5.12, to convert an outstanding Loan into a Loan or Loans of a different Type or to continue all or a portion of an outstanding LIBOR Loan for a subsequent Interest Period, the Borrowers shall notify the Agent by telephone or in writing by facsimile transmission (which notice shall be irrevocable) not later than 12:00 noon (Atlanta time) on the date three Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the applicable LIBOR Loan), PROVIDED the Borrowers shall not be permitted to convert Loans into

(or continue Loans as) LIBOR Loans at any time during the existence of an Event of Default. Each such notice shall (a) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a LIBOR Loan, the last day of the Interest Period applicable to such Loan, (b) specify the effective date of such conversion or continuation, (c) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted, and (d) specify the Interest Period to be applicable to the LIBOR Loan as converted or continued, and shall, if notice thereof was originally given by telephone, be immediately followed by a signed, written confirmation thereof by the Borrowers in a form acceptable to the Agent, PROVIDED that if such written confirmation differs in any respect from the action taken by the Lenders (or if such written confirmation is not given), the records of the Agent shall control absent manifest error.

         Section 5.12 CONVERSION OR CONTINUATION. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of SECTIONS 5.1(G) and 5.11), the Borrowers may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a LIBOR Loan, shall be the last day of the Interest Period applicable to such Loan), upon notice (which notice shall be irrevocable) given in accordance with SECTION 5.11, PROVIDED that nothing in this ARTICLE 5 shall be construed to permit the conversion of a Revolving Credit Loan to a Term Loan or vice versa.

         Section 5.13 BORROWERS' AGENT. Each of the Borrowers other than Supreme hereby appoints Supreme as, and Supreme shall act under this Agreement as, the agent, attorney-in-fact and legal representative of such other Borrowers for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent or any Lender. The Agent and the Lenders may rely, and shall be fully protected in relying, on any notice of borrowing, notice of conversion or continuation, disbursement instruction, report, information or any other notice or communication made or given by Supreme, whether in its own name, on behalf of any other Borrower or on behalf of "the Borrowers", and neither the Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrowers as to the binding effect on it of any such notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers' liability for the Secured Obligations be affected, PROVIDED that the provisions of this SECTION 5.13 shall not be construed so as to preclude any Borrower from directly requesting Loans or taking other actions permitted to be taken by "a Borrower" hereunder. The Agent and each Lender intend to maintain a single Loan Account in the name of "Supreme International Corporation" hereunder and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations.

         Section 5.14 JOINT AND SEVERAL LIABILITY.

                  (a) JOINT AND SEVERAL LIABILITY. The Secured Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally liable to the Agent and the Lenders for all Secured Obligations and shall have the obligations of co-maker with respect to the Loans, the Notes and the Secured Obligations, it being agreed that the advances to each Borrower inure to the benefit of all Borrowers, and that the Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Secured Obligation payable to the Agent or any Lender, it will forthwith pay the same, without notice or demand.

                  (b) NO REDUCTION IN OBLIGATIONS. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for the Secured Obligations until the Secured Obligations are paid in full and the Revolving Credit Facility is terminated.

         Section 5.15 OBLIGATIONS ABSOLUTE. Each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any Loan Documents or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including, but not limited to, any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations;

                  (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or

                  (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or a Guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

         Section 5.16 WAIVER OF SURETYSHIP DEFENSES. Each Borrower agrees that the joint and several liability of the Borrowers provided for in SECTION 5.14 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Secured Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Secured Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A. ss. 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Borrower is incorporated or in which any Borrower conducts business.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

         Section 6.1 CONDITIONS PRECEDENT TO INITIAL LOAN. Notwithstanding any other provision of this Agreement, the Lenders' obligation to make the Initial Loan is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such Loan:

         (a) CLOSING DOCUMENTS. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel and to the Lenders:

                  (1) this Agreement;

                  (2) the Notes;

                  (3) the Guaranty Agreements;

                  (4) certified copies of the articles of incorporation and by-laws of each Obligor as in effect on the Effective Date;

                  (5) certified copies of all corporate action, including stockholder approval, if necessary, taken by the Obligors to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

                  (6) certificates of incumbency and specimen signatures with respect to each of the officers of each Obligor who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of such Obligor or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

                  (7) a certificate evidencing the good standing of each Obligor in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

                  (8) the Financing Statements duly executed and delivered by the Borrowers, and evidence satisfactory to the Agent that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

                  (9) a Schedule of Receivables and a Schedule of Inventory, both prepared as of a recent date;

                  (10) such Agency Account Agreements as shall be required by the Agent and the Lenders duly executed by the applicable Clearing Bank and the Borrowers;

                  (11) a Borrowing Base Certificate prepared as of the Effective Date duly executed and delivered by the Financial Officer;

                  (12) a letter from Supreme to the Agent requesting the Initial Loan and specifying the method of disbursement;

                  (13) copies of all the financial statements referred to in
         SECTION 7.1(M) and meeting the requirements thereof;

                  (14) certificates or binders of insurance relating to the insurance policies required under SECTION 9.9;

                  (15) the Pro Forma, and forecasted consolidated financial statements (the "Projections") consisting of balance sheets, cash flow statements and income statements of Supreme and its consolidated Subsidiaries, giving effect to the transactions contemplated by this Agreement (including the Salant Acquisition, the consummation of the closing of the High Yield Debt Offering, and the consummation of the closing of the

         Perry Ellis Acquisition), and reflecting projected borrowings hereunder and setting forth the assumptions on which such Projections were prepared, covering the 5-year period commencing on January 31, 1999, and prepared on a quarterly basis for the first fiscal year and an annual basis thereafter; and such other evidence as the Lenders shall require supporting the representation and warranty of the Borrowers set forth in SECTION 7.1(R);

                  (16) a certificate of the President or Financial Officer of Supreme stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct in all material respects as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

                  (17) a signed opinion of counsel for the Obligors, and such local counsel as the Agent shall deem necessary or desirable, opining as to such matters in connection with this Agreement as the Agent or its counsel may reasonably request;

                  (18) acknowledgments of the existing intercreditor agreements with Hamilton Bank, N.A. and SunTrust Bank, Miami, N.A., duly executed by Hamilton Bank, N.A. and SunTrust Bank, Miami, N.A.;

                  (19) the Trademark Assignment, in proper form for recording in the United States Patent & Trademark Office;

                  (20) acknowledgments of the Factors with respect to the existing Assignments of Factoring Credit Balances;

                  (21) the Assignment of Original Loan Documents;

                  (22) the Pledge Agreement, together with the corresponding stock certificates and blank stock powers;

                  (23) a Credit Insurance Assignment with respect to Supreme's existing credit insurance policy; and

                  (24) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Agent and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Agent may reasonably request.

         (b) AVAILABILITY. The Agent shall be provided with evidence satisfactory to it that, as of the Effective Date, after giving effect to the Initial Loan, Availability will be not less than $1,000,000.

         (c) FEES. Supreme shall have paid all of the fees payable on the Effective Date.

         (d) SALANT ACQUISITION. On the Effective Date, (i) the Agent shall have received true and complete executed or conformed copies of the Salant Acquisition Documents and any amendments thereto; (ii) the Salant Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Salant Acquisition is required to occur) except with the prior written consent of the Agent; (iii) none of the parties to any of the Salant Acquisition Documents shall have failed to perform any material obligation or covenant required by such Salant Acquisition Document to be performed or complied with by it on or before the Effective Date; (iv) all material representations and warranties of Salant contained in the Salant Acquisition Agreement and the other Salant Acquisition Documents shall be true and correct in all material respects with the same effect as though made on and as of the Effective Date; (v) all requisite approvals by Governmental Authorities and regulatory bodies having jurisdiction over the parties to the Salant Acquisition Agreement in respect of the Salant Acquisition shall have been obtained by such parties (including without limitation the Approval Order, the Overbid Procedures Order, and any other orders of the U.S. Bankruptcy Court for the Southern District of New York as the Agent may deem necessary or appropriate), and no such approvals shall impose any unsatisfied conditions to the consummation of the Salant Acquisition; (vi) the Salant Acquisition shall have been consummated in accordance with the terms and provisions of the Salant Acquisition Agreement, the other Salant Acquisition Documents and the approvals described in CLAUSE (V) above, without any amendment or waiver of any material provision thereof; and (vii) the Agent shall have received a certificate from Supreme's chief executive officer (or such other officer as may be acceptable to the Agent), together with such other evidence satisfactory to it, that each of the conditions set forth in CLAUSES (I) through
(VI) above shall have been satisfied. In addition, the Agent shall have received the duly executed Salant Acquisition Documents Assignment.

         (e) PVH INVENTORY PURCHASE CONTRACT. On the Effective Date, (i) the Agent shall have received true and complete executed or conformed copies of the PVH Inventory Purchase Contract and any amendments thereto; (ii) the PVH Inventory Purchase Contract shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof except with the prior written consent of the Agent; (iii) none of the parties to the PVH Inventory Purchase Contract shall have failed to perform any material obligation or covenant required by the PVH Inventory Purchase Contract to be performed or complied with by it on or before the Effective Date; (iv) all material representations and warranties of Phillips-Van Heusen contained in the PVH Inventory Purchase Contract shall be true and correct in all material respects with the same effect as though made on and as of the Effective Date; and (v) the Agent shall have received a certificate from Supreme's chief executive officer (or such other officer as may be acceptable to the Agent), together with such other evidence satisfactory to it, that each of the conditions set forth in CLAUSES (I) through (IV) above shall have been satisfied. In addition, the Agent shall have received the duly executed and acknowledged PVH Inventory Purchase Contract Assignment.

         (f) PERRY ELLIS ACQUISITION. On the Effective Date, (i) the Agent shall have received true and complete executed or conformed copies of the Perry Ellis Acquisition Documents then in effect and any amendments thereto; (ii) such Perry Ellis Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Perry Ellis Acquisition is required to occur) except with the prior written consent of the Agent; (iii) none of the parties to any of such Perry Ellis Acquisition Documents shall have failed to perform any material obligation or covenant required by such Perry Ellis Acquisition Document to be performed or complied with by it on or before the Effective Date; (iv) all material representations and warranties of the Perry Ellis Sellers contained in the Perry Ellis Acquisition Agreement and such other Perry Ellis Acquisition Documents shall be true and correct in all material respects with the same effect as though made on and as of the Effective Date; and (v) the Agent shall have received a certificate from Supreme's chief executive officer (or such other officer as may be acceptable to the Agent), together with such other evidence satisfactory to it, that each of the conditions set forth in CLAUSES (I) through (IV) above shall have been satisfied. In addition, the Agent shall have received the duly executed Perry Ellis Acquisition Documents Assignment.

         (g) HIGH YIELD DEBT OFFERING. On or prior to the Effective Date, Supreme shall have issued the High Yield Debt Offering Memorandum and, on the Effective Date, (i) the Agent shall have received true and complete copies of the High Yield Debt Offering Memorandum; and (ii) the High Yield Debt Offering Memorandum shall not have been withdrawn and no material term or condition thereof shall have been amended or modified after the issuance thereof in any manner that adversely affects the Agent or the Lenders except with the prior written consent of the Agent.

         (h) NO INJUNCTIONS, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby (including without limitation the Salant Acquisition, the High Yield Debt Offering and the Perry Ellis Acquisition) or which, in the Lenders' sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (i) MATERIAL ADVERSE CHANGE. As of the Effective Date, there shall not have occurred any change (other than the consummation of the Salant Acquisition and the proposed consummation of the High Yield Debt Offering and Perry Ellis Acquisition) which, in the Lenders' sole discretion, has had or may have a Materially Adverse Effect as compared to the condition of Supreme and its consolidated Subsidiaries presented by the most recent unaudited financial statements of Supreme and its consolidated Subsidiaries described in SECTION 7.1(M).

         (j) SOLVENCY. The Lenders shall have received evidence satisfactory to them that, after giving effect to the Initial Loans and the consummation of the Salant Acquisition (i) each Obligor has assets (excluding goodwill and other intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and
(ii) each Obligor's assets are sufficient in value to provide such Obligor with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, and (iii) each Obligor has adequate capital to conduct the business in which it is and proposes to be engaged.

         (k) RELEASE OF SECURITY INTERESTS. The Lenders shall have received evidence satisfactory to them of the release and termination of all Liens on the Collateral other than Permitted Liens.

         Section 6.2 ALL LOANS. At the time of the making of each Loan, including the Initial Loan:

         (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, except that representations and warranties which, by their terms, are applicable only to the Effective Date shall be required to be true and correct only as of the Effective Date,

         (b) the corporate actions of the Obligors referred to in SECTION 6.1(A)(5) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to
SECTION 6.1(A)(6) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent, and

         (c) the Agent and the Lenders may, without waiving either condition, consider the conditions specified in Sections 6.2(a) and (B) fulfilled and a representation by the Borrowers to such effect made if no written notice to the contrary is received by the Agent from the Borrowers prior to the making of the Loans then to be made.

                                    ARTICLE 7

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         Section 7.1 REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Agent and the Lenders as follows:

         (a) ORGANIZATION; POWER; QUALIFICATION. Each Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect. The jurisdictions in which each Borrower and each of its Subsidiaries is qualified to do business as a foreign corporation are listed on SCHEDULE 7.1(A).

         (b) SUBSIDIARIES AND OWNERSHIP OF THE BORROWERS. The Subsidiaries of the Borrowers are listed on SCHEDULE 7.1(B). The outstanding stock of each Borrower and its Subsidiaries has been duly and validly issued and is fully paid and nonassessable by such Borrower or Subsidiary and the number and owners of such shares of capital stock of each Borrower and its Subsidiaries are set forth on SCHEDULE 7.1(B).

         (c) AUTHORIZATION OF AGREEMENT, NOTE, LOAN DOCUMENTS AND BORROWING. Each Borrower and other Obligor has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and, in the case of the Borrowers, to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of the Obligors and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each Obligor, enforceable in accordance with its terms, subject to general principles of equity and insolvency laws applicable to creditors generally.

         (d) COMPLIANCE OF AGREEMENT, NOTE, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which the Obligors are a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                  (i) require any Governmental Approval or violate any applicable law relating to any Obligor or any of its Affiliates,

                  (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of the any Obligor, (B) any indenture, agreement or other instrument to which any Obligor is a party or by which any of its property may be bound which would have a Materially Adverse Effect, or
         (C) any Governmental Approval relating to any Obligor, or,

                  (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Obligor other than the Security Interest.

         (e) BUSINESS. The Obligors are engaged principally in the business described on SCHEDULE 7.1(E).

         (f) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Except as set forth on
SCHEDULE 7.1(F), each Borrower and its Subsidiaries (i) has all material Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrowers, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each material Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to such Borrower or its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of such Borrower or its Subsidiaries.

         (g) TITLES TO PROPERTIES. Except as set forth on SCHEDULE 7.1(G), each Borrower and each of its Subsidiaries has good and marketable title to or a valid leasehold interest in all its Real Estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of such Borrower's or Subsidiary's business, including, but not limited to, those reflected on the consolidated balance sheet of Supreme delivered pursuant to SECTION 7.1(M)(I).

         (h) LIENS. Except as set forth on SCHEDULE 7.1(H), none of the properties and assets of any Borrower or its Subsidiaries is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names any Borrower or any of its Subsidiaries as debtor and which has not been terminated has been filed in any state or other jurisdiction, and no Borrower nor any of its Subsidiaries has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed on SCHEDULE 7.1(H) and Permitted Liens.

         (i) INDEBTEDNESS AND GUARANTIES. Set forth on SCHEDULE 7.1(I) is a complete and correct listing of all of each Borrower's and its Subsidiaries' (i) Indebtedness and (ii) Guaranties. No Borrower nor any of its Subsidiaries is in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty.

         (j) LITIGATION. Except as set forth on SCHEDULE 7.1(J), there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting any Borrower or any of its Subsidiaries or any of their respective property in any court or before any arbitrator of any kind or before or by any governmental body that would have a Materially Adverse Effect.

         (k) TAX RETURNS AND PAYMENTS. Except as set forth on SCHEDULE 7.1(K), all United States federal, state and local and foreign national, provincial and local and all other tax returns of each Borrower and its Subsidiaries required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon each Borrower and its Subsidiaries and their respective property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 10.4. The charges, accruals and reserves on the books of each Borrower and its Subsidiaries in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of each Borrower and its Subsidiaries are in the judgment of each Borrower adequate, and no Borrower knows of any reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

         (l) BURDENSOME PROVISIONS. No Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

         (m) FINANCIAL STATEMENTS.

                  (i) Supreme has furnished to the Agent and the Lenders a copy of its audited consolidated balance sheet as at January 31, 1999, and the related consolidated statements of income, cash flow and retained earnings for the twelve-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of Supreme and its consolidated Subsidiaries as at the dates thereof and the results of operations of Supreme and its consolidated Subsidiaries for the periods then ended. Except as disclosed or reflected in such financial statements, no Borrower nor any of its Subsidiaries had any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of any Borrower or any of its Subsidiaries.

                  (ii) Supreme has furnished to the Agent and the Lenders copies of the Pro Forma. The Pro Forma is complete and correct and presents fairly, on a pro forma basis, the financial position of Supreme and its consolidated Subsidiaries as at the Effective Date.

                  (iii) Supreme has furnished to the Agent and the Lenders copies of the Projections. Such Projections have been prepared by Supreme in light of the past operations of the business of Supreme and its consolidated Subsidiaries and represent as of the respective dates thereof the good faith opinion of Supreme and its senior management concerning the most probable course of business of Supreme and its consolidated Subsidiaries.

                  (iv) Supreme has furnished to the Agent and the Lenders copies of the audited balance sheet of Perry Ellis as at December 31, 1997 and December 31, 1998 and the related audited statements of operations, cash flows and shareholder's equity for the fiscal years ended on such dates, reported on by Saul L. Klaw & Co., P.C. Such financial statements present fairly, in all material respects, as of their respective dates and in accordance with GAAP the financial condition of Perry Ellis as of such dates and the results of operations of Perry Ellis for the periods ended on such date.

                  (v) The unaudited financial information relating to the Salant Division delivered to the Agent and the Lenders, and with respect to which the "Salant Division EBITDA" adjustment to EBITDA has been calculated, is complete and correct in all material respects.

         (n) ADVERSE CHANGE. Since the date of the financial statements described in CLAUSE (I) of SECTION 7.1(M), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of Supreme or its consolidated Subsidiaries has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

         (o) ERISA. Neither any Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 7.1(O). Each Benefit Plan is in substantial compliance with ERISA, and neither any Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by any Borrower to be, incurred by any Borrower or any Related Company.

         (p) ABSENCE OF DEFAULTS. No Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by such Borrower or Subsidiary under any material agreement or judgment, decree or order to which such Borrower or Subsidiary is a party or by which such Borrower or Subsidiary or any of its properties may be bound or which would require such Borrower or Subsidiary to make any payment thereunder prior to the scheduled maturity date therefor.

         (q) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of any Borrower and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Borrower which has had, or may in the future have (so far as any Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 7.1(M), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to the Agent or any Lender by any Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or any of its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         (r) SOLVENCY. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, each Borrower and other Obligor is solvent, having assets of a fair value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and each Borrower and other Obligor is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

         (s) STATUS OF RECEIVABLES. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

         (t) CHIEF EXECUTIVE OFFICE. The chief executive office of each Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 7.1(T); except as set forth on SCHEDULE 7.1(T), no Borrower has maintained its chief executive office or the books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date.

         (u) STATUS OF INVENTORY. All Inventory included in any Borrowing Base Certificate delivered to the Agent pursuant to SECTION 9.14(C) meets the criteria enumerated in the definition of Eligible Inventory, except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate or as otherwise specifically disclosed in writing to the Agent. All Inventory is in good condition, meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently either usable or saleable in the normal course of the Borrowers' business, except to the extent reserved against in the financial statements delivered pursuant to ARTICLE 11 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to SECTION 9.14(B). Set forth on SCHEDULE 7.1(U) is the (i) address (including street, city, county and state) of each facility at which Inventory is located, (ii) the approximate quantity in Dollars of the Inventory customarily located at each such facility, and (iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor. All Inventory is located on the premises set forth on SCHEDULE 7.1(U) or is in transit to one of such locations, except as otherwise disclosed in writing to the Agent. No Borrower has located Inventory at premises other than those set forth on SCHEDULE 7.1(U) at any time during the four month period immediately preceding the Agreement Date.

         (v) CORPORATE AND FICTITIOUS NAMES; TRADE NAMES. Except as otherwise disclosed on SCHEDULE 7.1(V), during the preceding one-year period, no Borrower has been known as or used any corporate or fictitious name other than the corporate name of such Borrower on the Effective Date or the date on which such Borrower becomes a party hereto. All trade names or styles under which any Borrower sells Inventory or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 7.1(V).

         (w) FEDERAL REGULATIONS. No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System).

         (x) INVESTMENT COMPANY ACT. No Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

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

         (y) EMPLOYEE RELATIONS. No Borrower nor any of its Subsidiaries is, except as set forth on SCHEDULE 7.1(Y), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Borrower's or its Subsidiaries' employees. No Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

         (z) INTELLECTUAL PROPERTY. Each Borrower and each of its Subsidiaries owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others, and SCHEDULE 7.1(Z) lists all Intellectual Property owned by each Borrower and its Subsidiaries.

         (aa) YEAR 2000 COMPLIANCE. Each Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem applicable to the systems and operations of such Borrower and its Subsidiaries on a timely basis, (c) to date, implemented that plan in accordance with that timetable, and (d) determined that there is no material business risk to such Borrower and its Subsidiaries with respect to any Year 2000 Problem applicable to the systems and operations of such Borrower's or Subsidiaries' suppliers, vendors and customers. Based on the foregoing, each Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant").

         (bb) SUBORDINATED INDEBTEDNESS. The Secured Obligations constitute Senior Indebtedness and Designated Senior Indebtedness as defined in the Description of Notes set forth in the High Yield Debt Offering Memorandum and will constitute Senior Indebtedness and Designated Senior Indebtedness under any indenture issued in connection therewith. All obligations of the Guarantors constitute Guarantor Senior Indebtedness as defined in the Description of Notes set forth in the High Yield Debt Offering Memorandum and will constitute Guarantor Senior Indebtedness under any indenture issued in connection therewith.

         (cc) SALANT ACQUISITION DOCUMENTS. The Borrowers have heretofore furnished to the Agent true, complete and correct copies of the Salant Acquisition Agreement (including any schedules, exhibits and annexes thereto) and each Salant Acquisition Document, each of which is in full force and effect. The Salant Acquisition Agreement has not been amended, supplemented or modified except as previously disclosed in writing to the Agent and, together with the other Salant Acquisition Documents, copies of which have been delivered to the Agent, constitutes the complete understanding between Supreme and Salant in respect of the Salant Acquisition and the other matters and transactions covered thereby. To the Borrowers' knowledge, the Salant

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Acquisition Agreement has been duly executed and delivered by Salant and is a valid, legal and binding obligation of Salant. The representations and warranties of Supreme contained in the Salant Acquisition Agreement are (or will be) true and correct in all material respects on the Effective Date as if made on and as of such date, and the Agent and the Lenders are entitled to rely on such representations and warranties with the same force and effect as though they were incorporated in this Agreement and made to the Agent and the Lenders directly. On and as of the Effective Date, no Borrower shall know of any reason to believe that the representations and warranties of Salant contained in the Salant Acquisition Agreement are not true and correct in all material respects.

         (dd) CONSUMMATION OF SALANT ACQUISITION. Upon the Effective Date, the transactions contemplated by the Salant Acquisition Agreement and the other Salant Acquisition Documents will have been consummated in accordance with applicable law, all approvals by Governmental Authorities and regulatory bodies having jurisdiction over the parties to the Salant Acquisition Agreement in respect of the Salant Acquisition (including without limitation the Approval Order and the Overbid Procedures Order) and, except as previously disclosed in writing to the Agent, in the manner provided therein in accordance with the terms thereof without any material waivers or amendments thereto, and each of the material conditions to such consummation set forth in the Salant Acquisition Agreement and the other Salant Acquisition Documents shall have been fulfilled without any waiver of any thereof.

         (ee) PVH INVENTORY PURCHASE CONTRACT. The Borrowers have heretofore furnished to the Agent true, complete and correct copies of the PVH Inventory Purchase Contract (including any schedules, exhibits and annexes thereto), which is in full force and effect. The PVH Inventory Purchase Contract has not been amended, supplemented or modified except as previously disclosed in writing to the Agent and constitutes the complete understanding between Supreme and Phillips-Van Heusen in respect of the matters and transactions covered thereby. To the Borrowers' knowledge, the PVH Inventory Purchase Contract has been duly executed and delivered by Phillips-Van Heusen and is a valid, legal and binding obligation of Phillip-Van Heusen. The representations and warranties of Supreme contained in the PVH Inventory Purchase Shirt Contract are (or will be) true and correct in all material respects on the Effective Date as if made on and as of such date, and the Agent and the Lenders are entitled to rely on such representations and warranties with the same force and effect as though they were incorporated in this Agreement and made to the Agent and the Lenders directly. On and as of the Effective Date, no Borrower shall know of any reason to believe that the representations and warranties of Phillips-Van Heusen contained in the PVH Inventory Purchase Contract are not true and correct in all material respects.

         (ff) PERRY ELLIS ACQUISITION DOCUMENTS. The Borrowers have heretofore furnished to the Agent true, complete and correct copies of the Perry Ellis Acquisition Agreement (including any schedules, exhibits and annexes thereto) and shall furnish, when available, each Perry Ellis Acquisition Document, each of which is or shall be, upon and after its execution and delivery, in full force and effect. The Perry Ellis Acquisition Agreement has not been amended, supplemented or modified except as previously disclosed in writing to the Agent and, together with the other Perry Ellis Acquisition Documents, copies of which have been (or will be upon execution) delivered to the Agent, constitutes the complete understanding between Supreme and the Perry Ellis Sellers in respect of the matters and transactions covered thereby. To the Borrowers' knowledge, the Perry Ellis Acquisition Agreement has been duly executed and delivered by the Perry Ellis Sellers and is a valid, legal and binding obligation of the Perry Ellis Sellers. The representations and warranties of Supreme contained in the Perry Ellis Acquisition Agreement are (or will be) true and correct in all material respects on the Effective Date and the Perry Ellis Acquisition Date as if made on and as of such dates, and the Agent and the Lenders are entitled to rely on such representations and warranties with the same force and effect as though they were incorporated in this Agreement and made to the Agent and the Lenders directly. On and as of the Effective Date and the Perry Ellis Acquisition Date, no Borrower shall know of any reason to believe that the representations and warranties of the Perry Ellis Sellers contained in the Perry Ellis Acquisition Agreement are not true and correct in all material respects.

         (gg) CONSUMMATION OF PERRY ELLIS ACQUISITION. Upon the Perry Ellis Acquisition Date, the transactions contemplated by the Perry Ellis Acquisition Agreement and the other Perry Ellis Acquisition Documents will have been consummated in accordance with applicable law, all approvals by Governmental Authorities and regulatory bodies having jurisdiction over the parties to the Perry Ellis Acquisition Agreement in respect of the Perry Ellis Acquisition and, except as previously disclosed in writing to the Agent, in the manner provided therein in accordance with the terms thereof without any material waivers or amendments thereto, and each of the material conditions to such consummation set forth in the Perry Ellis Acquisition Agreement and the other Perry Ellis Acquisition Documents shall have been fulfilled without any waiver of any thereof.

         (hh) HIGH YIELD DEBT. Supreme has issued the High Yield Debt Offering Memorandum, the Agent has received true and complete copies of the High Yield Debt Offering Memorandum, the High Yield Debt Offering has not been withdrawn, and no material term or condition thereof has been amended or modified after the issuance thereof in any manner that adversely affects the Agent or the Lenders, except with the prior written consent of the Agent. Supreme has the corporate power and authority to incur the High Yield Debt and to issue the High Yield Debt Offering Memorandum and the other agreements, indentures and documents contemplated thereby. The issuance and sale of the High Yield Debt have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. All agreements, indentures and documents executed by Supreme and its Subsidiaries in connection with the High Yield Debt shall be the legally valid and binding obligations of Supreme and its Subsidiaries enforceable against Supreme in accordance with their terms (including those pertaining to subordination).

         Section 7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this ARTICLE 7 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender, or any borrowing hereunder.

                                    ARTICLE 8

                                SECURITY INTEREST

         Section 8.1 SECURITY INTEREST.

         (a) To secure the payment, observance and performance of the Secured Obligations, each Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent for itself and as agent for the Lenders and any Affiliate of the Lenders, and grants to the Agent, for itself and as agent for the Lenders and any Affiliate of the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

         (b) As additional security for all of the Secured Obligations, each Borrower grants to the Agent, for itself and as agent for the Lenders and any Affiliate of the Lenders, a security interest in, and assigns to the Agent, for itself and as agent for the Lenders and any Affiliate of the Lenders, all of such Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of the Lenders to such Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender or Affiliate.

         Section 8.2 CONTINUED PRIORITY OF SECURITY INTEREST.

         (a) The Security Interest granted by each Borrower shall at all times be valid, perfected and enforceable against such Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

         (b) Each Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of
SECTION 8.2(A) or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers, (iii) delivering to the Agent, endorsed or accompanied by such instruments of assignment as the

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Agent may specify, and stamping or marking in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

         (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrowers for any purpose described in SECTION 8.2(B). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

         (d) Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                                    ARTICLE 9

                              COLLATERAL COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 16.10:

         Section 9.1 COLLECTION OF RECEIVABLES.

         (a) Each Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement, and in particular each Borrower will (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the Agent indicating that payment is to be made to such Borrower via a specified Lockbox.

         (b) Each Borrower and the Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Agency Account Agreement to the Agent at the Agent's Office (i) for application, on account of the Secured Obligations, as provided in SECTION 2.3(C), 13.2 and 13.3, such credits to be entered on the day of receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and (ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer to the Controlled

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Disbursement Account or such other account of a Borrower as the Borrowers' Agent and the Agent may agree.

         (c) Any moneys, checks, notes, drafts or other payments referred to in CLAUSE (A) of this SECTION 9.1 which are received by or on behalf of a Borrower will be held in trust for the Agent and will be delivered to the Agent at the Agent's Office as promptly as possible in the exact form received, together with any necessary endorsements.

         Section 9.2 VERIFICATION AND NOTIFICATION. The Agent shall have the right (a) at any time and from time to time, in the name of the Agent or in the name of any Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and (b) after an Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Borrower might have done.

         Section 9.3 DISPUTES, RETURNS AND ADJUSTMENTS.

         (a) In the event amounts due and owing under any Receivable in excess of $100,000 are in dispute between the Account Debtor and a Borrower, the Borrowers' Agent shall provide the Agent with prompt written notice thereof.

         (b) The Borrowers' Agent shall notify the Agent promptly of all material returns and credits in excess of $150,000 in respect of any Receivable, which notice shall specify the Receivables affected.

         (c) The Borrowers may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; PROVIDED that (i) no such action results in the reduction of more than $100,000 in the amount payable with respect to any Receivable or of more than $1,000,000 with respect to all Receivables in any fiscal year of the Borrowers, and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

         Section 9.4 INVOICES.

         (a) No Borrower will use any invoices except invoices in the forms delivered to the Agent prior to the Agreement Date, unless the Borrowers' Agent shall have given the Agent 45 days' prior notice of the intended use of a different form of invoice together with a copy of such different form.

         (b) Upon the request of the Agent, the Borrowers shall deliver to the Agent, at the Borrowers' expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

         Section 9.5 DELIVERY OF INSTRUMENTS. In the event any Receivable in an amount in excess of $50,000 is, or Receivables in excess of $150,000 in the aggregate are, at any time evidenced by a promissory note or notes, trade acceptance or any other instrument for the payment of money, the Borrowers will immediately thereafter deliver such instruments to the Agent, appropriately endorsed to the Agent.

         Section 9.6 SALES OF INVENTORY. All sales of Inventory will be made in compliance with all requirements of applicable law.

         Section 9.7 RETURNED GOODS. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to any Borrower by customers or is otherwise recovered.

         Section 9.8 OWNERSHIP AND DEFENSE OF TITLE.

         (a) Except for Permitted Liens, the Borrowers shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for (i) sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, (ii) the factoring of Receivables with the Factors in the ordinary course of business, (iii) the licensing of Intellectual Property in the ordinary course of business, (iv) the sale of the PVH Inventory in accordance with the PVH Inventory Purchase Contract, and (v) any Permitted Receivable Disposition. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent to any other sale or other disposition of any part or all of the Collateral.

         (b) Each Borrower shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons.

         (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, each Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that

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the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 9.9 INSURANCE.

         (a) Each Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Agent. All premiums on such insurance shall be paid by the Borrowers and copies of the policies delivered to the Agent. No Borrower will use or permit the Inventory or Equipment to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

         (b) All insurance policies required under SECTION 9.9(A) shall name the Agent, for the benefit of the Lenders, as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to the Borrowers' Agent by the Agent, or otherwise in form and substance satisfactory to the Agent, naming the Agent, for the benefit of the Lenders, as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be cancelled, amended or terminated unless at least ten days' prior written notice is given to the Agent.

         (c) Any proceeds of insurance referred to in this SECTION 9.9 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

         (d) Each Borrower shall at all times maintain, in addition to the insurance required by SECTION 9.9(A) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 9.10 LOCATION OF OFFICES AND COLLATERAL.

         (a) No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Agent 30 days' prior written notice thereof.

         (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by the Borrowers at one of the locations set forth in SCHEDULE 7.1(U) and shall not, without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory permitted under SECTION 9.8.

         (c) If any Inventory is in the possession or control of any of a Borrower's agents or processors, such Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Agent, for the benefit of the Lenders, subject to the instructions of the Agent.

         Section 9.11 RECORDS RELATING TO COLLATERAL.

         (a) Each Borrower will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of such Borrower, itemizing and describing the kind, type and quantity of Inventory and such Borrower's cost therefor and a current price list for such Inventory, and specifying which Inventory is License Inventory and which Inventory is Private Label Inventory, and (ii) keep complete and accurate records of all other Collateral.

         (b) Each Borrower will take a physical listing of all material Inventory, wherever located, at least annually.

         Section 9.12 INSPECTION. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Borrower, at any time or times to (a) visit the properties of each Borrower, inspect the Collateral and the other assets of each Borrower and its Subsidiaries and inspect and make extracts from the books and records of each Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss each Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent and the Lenders hereunder or under any of the Loan Documents, with such Borrower's and its Subsidiaries' (i) principal officers,
(ii) independent accountants and other professionals providing services to such Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. Each Borrower will deliver to the Agent, for the benefit of the Lenders, any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Agent or any Lender or for the Agent or any Lender to obtain records from any service bureau maintaining records on behalf of such Borrower.

         Section 9.13 MAINTENANCE OF EQUIPMENT. Each Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

         Section 9.14 INFORMATION AND REPORTS.

         (a) SCHEDULE OF RECEIVABLES. The Borrowers shall deliver to the Agent
(i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three Business Days prior to the Effective Date setting forth a detailed aged trial balance of all of their then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed, and (ii) no later than 15 days after the end of each accounting month of the Borrowers, a Schedule of Receivables as of the last Business Day of the Borrowers' immediately preceding accounting month setting forth (A) a detailed aged trial balance of all the Borrowers' then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (B) a reconciliation to the Schedule of Receivables delivered in respect of the next preceding accounting month.

         (b) SCHEDULE OF INVENTORY. The Borrowers shall deliver to the Agent (i) on or before the Effective Date and no later than the 15th day of each accounting month of the Borrowers thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding accounting month of the Borrowers, itemizing and describing the kind, type, quantity and location of finished goods Inventory not in transit and not located at contractor's locations and the cost thereof and specifying which Inventory is License Inventory and which is Private Label Inventory, and (ii) at the Agent's request, within 35 days of the end of each quarter, a Schedule of Inventory as of the last Business Day of the immediately preceding quarter of the Borrowers, itemizing and describing the kind, type, quantity and location of all Inventory, including finished goods Inventory, in-transit Inventory, and Inventory located at contractor's facilities, and the cost thereof.

         (c) BORROWING BASE CERTIFICATE. The Borrowers shall deliver to the Agent and the Lenders (i) until the closing of the High Yield Debt Offering, not later than Wednesday of each week, a Borrowing Base Certificate prepared as of the close of business on Friday of the immediately preceding week, and (ii) thereafter, not later than the 15th day of each accounting month of the Borrowers, a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the immediately preceding accounting month.

         (d) LETTER OF CREDIT/BANKER'S ACCEPTANCES REPORTS. The Borrowers shall deliver to the Agent (i) on or before the Effective Date, a report listing all letters of credit and banker's acceptances outstanding under its credit facility with Hamilton Bank, N.A., and the face amount, maturity date and beneficiary with respect to such letters of credit and banker's acceptances, and (ii) no later than 15 days after the end of each accounting month of the Borrowers, a report listing all letters of credit and banker's acceptances outstanding under its credit facility with Hamilton Bank, N.A. as of the last Business Day of the immediately preceding accounting month of the

Borrowers, and the face amount, maturity date and beneficiary with respect to such letters of credit and banker's acceptances.

         (e) FACTORING REPORTS. The Borrowers shall deliver to the Agent upon the Agent's request copies of all reports of the Factors relating to their factoring arrangement with the Borrowers.

         (f) NOTICE OF DIMINUTION OF VALUE. The Borrowers shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $150,000 in the value of any of their Collateral, except for any diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Lenders pursuant to ARTICLE 11.

         (g) CERTIFICATION. Each of the schedules delivered to the Agent and/or the Lenders pursuant to this SECTION 9.14 shall be certified by the Financial Officer to be true, correct and complete as of the date indicated thereon.

         (h) OTHER INFORMATION. The Agent may, in its discretion, from time to time require the Borrowers to deliver the schedules described in SECTION 9.14(A), (B), (C) and (D) more or less often and on different schedules than specified in such Section, and the Borrowers will comply with such requests. The Borrowers shall also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent and each Lender may from time to time reasonably request, including, without limitation, listings of all outstanding steamship guaranties and letters of credit, specifically identifying those for which the issuer is not the consignee.

         Section 9.15 POWER OF ATTORNEY. Each Borrower hereby appoints the Agent as its attorney, upon the occurrence of an Event of Default, with power (a) to endorse the name of such Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and (b) to sign the name of such Borrower on any invoice or bill of lading relating to any Receivables, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent by such Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest or verifications of account and on notices to or from customers.

         Section 9.16 CREDIT INSURANCE. The Borrowers shall deliver to the Agent a duly executed and acknowledged Credit Insurance Assignment with respect to each credit insurance policy maintained by a Borrower.

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                                   ARTICLE 10

                              AFFIRMATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in SECTION 16.10, each Borrower will, and will cause each of its Subsidiaries to:

         Section 10.1 PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         Section 10.2 COMPLIANCE WITH APPLICABLE LAW. Comply with all applicable laws relating to it.

         Section 10.3 CONDUCT OF BUSINESS. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

         Section 10.4 PAYMENT OF TAXES AND CLAIMS. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Borrower or such Subsidiary, EXCEPT that this SECTION
10.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

         Section 10.5 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

         Section 10.6 USE OF PROCEEDS.

         (a) Use the proceeds of (i) the Initial Loans to pay the amounts indicated in SCHEDULE 10.6 to the Persons indicated therein, and (ii) all subsequent Revolving Credit Loans only for working capital and general business purposes, and Permitted Acquisitions; and

         (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation or Regulation T or X of such Board of

                                     - 78 -
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Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

         Section 10.7 HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL
REQUIREMENTS.

         (a) In addition to, and not in derogation of, the requirements of
SECTION 10.2 and of the Security Documents, comply with all laws, governmental standards and regulations applicable to such Borrower or such Subsidiary or to any of their respective assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Agent of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Agent and each Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of such Borrower's or Subsidiary's failure to perform its obligations under this SECTION 10.7.

         (b) Whenever a Borrower gives notice to the Agent pursuant to this
SECTION 10.7 with respect to a matter that reasonably could be expected to result in liability to such Borrower or any of its Subsidiaries in excess of $25,000 in the aggregate, such Borrower shall, at the Agent's request and such Borrower's expense, (i) cause an independent environmental engineer acceptable to the Agent to conduct such tests of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent and the Lenders a report setting forth the results of such tests, a proposed plan to bring such Borrower or Subsidiary into compliance with such Environmental Laws and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the noncompliance or the response thereto or the estimated costs thereof shall materially change.

         Section 10.8 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to ARTICLE 11 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

         Section 10.9 REVISIONS OR UPDATES TO SCHEDULES. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers' Agent shall provide promptly to the Agent and the Lenders such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Required Lenders, in their sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

         Section 10.10 YEAR 2000 COMPLIANCE. The Borrowers will promptly (a) notify the Agent in the event any Borrower discovers or determines that any computer application (including

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those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant (as defined in SECTION 7.1(AA)), and (b) establish a plan and timeline for addressing any material noncompliance discovered or determined by the Borrowers.

         Section 10.11 ADDITIONAL BORROWERS. Upon Supreme's request and the approval of the Agent (such approval to be granted or denied in the Agent's discretion), cause any wholly-owned United States Subsidiary of Supreme to become a party to this Agreement as a Borrower by, at the Borrowers' expense,
(a) causing such Subsidiary to execute a Joinder Agreement in substantially the same form as EXHIBIT E hereto, (b) at the request of any Lender, causing such Subsidiary to execute a Note or Notes in favor of such Lender, and (c) delivering such other documentation as the Agent may request in connection with the foregoing, including appropriate UCC-1 financing statements (and lien searches), security agreements, trademark assignments, landlord waivers, an amendment to the Pledge Agreement so as to grant the Agent a first priority security interest in the capital stock of such Subsidiary owned by Supreme, certified resolutions and other organizational and authorizing documents of Supreme and such Subsidiary, and favorable opinions of counsel to Supreme and such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope satisfactory to the Agent. The provisions of this Section shall not in any manner limit the restrictions on the formation or acquisition of Subsidiaries set forth in SECTION 12.4.

         Section 10.12 ADDITIONAL GUARANTORS. Upon the formation or acquisition of any new direct or indirect Subsidiary by Supreme, if such Subsidiary is not made a Borrower pursuant to SECTION 10.11, then, within 10 days after such formation or acquisition, at the Borrowers' expense, the Borrowers shall (a) cause such Subsidiary to execute a Guaranty Agreement in form acceptable to the Agent, and (b) deliver such other documentation as the Agent may request in connection with the foregoing, including an amendment to the Pledge Agreement so as to grant the Agent a first priority security interest in the capital stock of such Subsidiary owned by Supreme, an acknowledgment that such Subsidiary has become a party to any contribution agreement executed by the Guarantors, appropriate certified resolutions and other organizational and authorizing documents of Supreme and such Subsidiary, and favorable opinions of counsel to Supreme and such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope satisfactory to the Agent. The provisions of this Section shall not in any manner limit the restrictions on the formation or acquisition of Subsidiaries set forth in SECTION 12.4.

         Section 10.13 INDENTURE TRUSTEE; PAYING AGENT. The Borrowers will immediately notify the Agent of (a) the appointment of any Person as paying agent under any indenture issued in connection with the High Yield Debt, and (b) any change in (i) the Person serving as trustee or paying agent under any indenture issued in connection with the High Yield Debt, or (ii) the address of such Person for notice purposes under any such indenture.

         Section 10.14 CHIEF FINANCIAL OFFICER. Within 270 days after the Agreement Date, Supreme shall have hired a chief financial officer reasonably acceptable to the Required Lenders.

         Section 10.15 SYNDICATION. Cooperate fully with the Agent (a) through meetings with and providing requested information to prospective assignees of the Commitments, and in such other matters as the Agent may reasonably request, in connection with the syndication of the Commitments, and (b) in considering in good faith any amendment to this Agreement or any other Loan Document as the Agent may reasonably request in order to assure a satisfactory syndication of the Commitments, PROVIDED the Agent shall use its good faith efforts to syndicate the Commitments on the terms set forth herein.

                                   ARTICLE 11

                                   INFORMATION

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 16.10, the Borrowers will furnish to the Agent and each Lender at the offices designated for such purpose pursuant to SECTION 16.1:

         Section 11.1 FINANCIAL STATEMENTS.

         (a) AUDITED YEAR-END STATEMENTS. As soon as available, but in any event within 95 days after the end of each fiscal year of Supreme, copies of the consolidated balance sheet of Supreme and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flow for such fiscal year, along with Supreme's annual 10K, in each case setting forth in comparative form the figures for the previous year of Supreme and its consolidated Subsidiaries and reported on, without qualification, by Deloitte & Touche or other independent certified public accountants selected by Supreme and reasonably acceptable to the Agent.

         (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event within 50 days after the end of each fiscal quarter, copies of the unaudited consolidated balance sheet of Supreme and its consolidated Subsidiaries as at the end of such fiscal quarter and the related consolidated unaudited income statement for Supreme and its consolidated Subsidiaries for such fiscal quarter and for the portion of the fiscal year of Supreme and its consolidated Subsidiaries through such fiscal quarter, along with Supreme's quarterly 10Q, all of which shall be certified by the Financial Officer to the best of his knowledge as presenting fairly the financial condition and results of operations of Supreme and its consolidated Subsidiaries as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

         (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in any event within 30 days after the end of each fiscal month (other than any fiscal month end which is also a fiscal quarter end), copies of the unaudited consolidated balance sheet of Supreme and its consolidated Subsidiaries as at the end of such fiscal month and the related consolidated unaudited income statement for Supreme and its consolidated Subsidiaries for such fiscal month and for the portion of the fiscal year of Supreme and its consolidated Subsidiaries through such fiscal month, all of which shall be certified by the Financial Officer to the best of his knowledge as presenting fairly the financial condition and results of operations of Supreme and its consolidated Subsidiaries as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

All such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

         Section 11.2 ACCOUNTANTS' CERTIFICATE. Together with each delivery of financial statements required by SECTION 11.1(A), a certificate of the accountants who performed the audit in connection with such statements stating that they have reviewed this Agreement and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof.

Each Borrower authorizes the Agent and each Lender to discuss the financial condition of such Borrower and its Subsidiaries with such Borrower's independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Agent or any Lender or such Borrower's independent certified public accountants. The Borrowers shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this SECTION 11.2.

         Section 11.3 OFFICER'S CERTIFICATE. Together with each delivery of financial statements required by SECTION 11.1(A) and (B), a certificate of Supreme's President or Financial Officer (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not the Borrowers were in compliance with the covenants contained in SECTIONS 12.1, 12.2, and 12.5 as of the date of such statements.

         Section 11.4 COPIES OF OTHER REPORTS.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports and management letters.

         (b) Within 60 days prior to the end of each fiscal year, a projected balance sheet, income statement and financial covenant compliance of Supreme and its consolidated Subsidiaries for the upcoming fiscal year.

         (c) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of

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Supreme and its consolidated Subsidiaries as the Agent or any Lender may reasonably request. The rights of the Agent and each Lender under this SECTION 11.4(C) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

         (d) If requested by the Agent or any Lender, statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulations U of the Board of Governors of the Federal Reserve System.

         (e) As soon as practicable, copies of all financial statements and reports that any Borrower or any of its Subsidiaries shall send to its shareholders generally and of all registration statements and all regular or periodic reports which any Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor commission.

         Section 11.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt notice of:

         (a) the commencement, to the extent any Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Borrower or any Affiliate of any Borrower or any of their respective property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

         (b) any amendment of the articles of incorporation or by-laws of any Borrower or other Obligor or any of their Subsidiaries,

         (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any Affiliate of any Borrower which has had or may have any Materially Adverse Effect and any change in the executive officers of any Borrower or other Obligor or any of their Subsidiaries, and

         (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by any Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which such Borrower or Subsidiary is a party or by which such Borrower or Subsidiary or any of their respective property may be bound (including without limitation any agreement relating to the High Yield Debt, the SunTrust Lease, the factoring arrangements with the Factors, and the letter of credit facility with Hamilton Bank, N.A.) if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

         Section 11.6 ERISA. As soon as possible and in any event within 30 days after any Borrower knows, or has reason to know, that:

         (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

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

         (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

         (c) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or Financial Officer of the Borrowers' Agent setting forth the details of such of the events described in CLAUSES (A) through (C) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in CLAUSES (A) through (C) as applicable.

         Section 11.7 SUBORDINATED INDEBTEDNESS CERTIFICATE. Not less than five Business Days prior to any scheduled payment of any principal of, or interest or other amounts on, any Subordinated Indebtedness, and as a condition precedent to making such payment, the Borrowers' Agent shall furnish a certificate of the Financial Officer stating: (a) that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment, both with and without giving effect to the making of such payment, and (b) the amount of principal and interest to be paid.

                                   ARTICLE 12

                               NEGATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 16.10, the Borrowers will not directly or indirectly and will not permit any of their Subsidiaries to:

         Section 12.1 FINANCIAL COVENANTS.

         (a) MAXIMUM FUNDED INDEBTEDNESS TO EBITDA RATIO. Permit the ratio of Funded Indebtedness to its EBITDA (measured for the preceding four fiscal quarters), in each case measured on a consolidated basis for Supreme and its consolidated Subsidiaries, to be greater than (i) 5.5 to 1 as of any fiscal quarter end on or prior to January 30, 2000, (ii) 5.0 to 1 as of any fiscal quarter end on or after January 31, 2000 but on or prior to January 30, 2001,
(iii) 4.5 to 1 as of any fiscal quarter end on or after January 31, 2001 but on or prior to January 30, 2002, or (iv) 3.5 to 1 as of any fiscal quarter end thereafter.

         (b) MINIMUM CURRENT RATIO. Permit the ratio of current assets to current Liabilities (in each case determined in accordance with GAAP, but including in current Liabilities the outstanding Revolving Credit Loans), measured on a consolidated basis for Supreme and its consolidated Subsidiaries, to be less than 1.2 to 1 at the end of any fiscal quarter.

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

         (c) MAXIMUM SENIOR FUNDED INDEBTEDNESS TO EBITDA RATIO. In the event the High Yield Debt Offering does not close, permit the ratio of (i) Funded Indebtedness minus Subordinated Indebtedness to (ii) EBITDA (measured for the preceding four fiscal quarters), in each case measured on a consolidated basis for Supreme and its consolidated Subsidiaries, to be greater than (A) 3.5 to 1 at any time to and including January 30, 2001, (B) 3.25 from and including January 31, 2001 to and including January 30, 2002, or (C) 3.0 to 1 from and after January 31, 2002. In the event the High Yield Debt Offering closes, permit the ratio of (i) Funded Indebtedness minus Subordinated Indebtedness to (ii) EBITDA (measured for the preceding four fiscal quarters), in each case measured on a consolidated basis for Supreme and its consolidated Subsidiaries, to be greater than (A) 2.5 to 1 at any time to and including January 30, 2001, (B)
2.25 from and including January 31, 2001 to and including January 30, 2002, or
(C) 2.0 to 1 from and after January 31, 2002.

         (d) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the ratio of (i) EBITDA less Unfunded Capital Expenditures less taxes actually paid in cash, divided by
(ii) Fixed Charges, all as of the end of each fiscal quarter, measured for the immediately preceding four fiscal quarters on a consolidated basis for Supreme and its consolidated Subsidiaries, to be less than 1.2 to 1.

         (e) MINIMUM NET WORTH. Permit Net Worth of Supreme and its consolidated Subsidiaries to be less than (i) $64,000,000 at any time on or prior to January 30, 2000, or (ii) from and including each January 31 thereafter to and including the succeeding January 30, the minimum Net Worth requirement as of the preceding January 30 plus $5,000,000.

         Section 12.2 INDEBTEDNESS. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness, except for Permitted Indebtedness for Money Borrowed.

         Section 12.3 GUARANTIES. Become or remain liable with respect to any Guaranty of any obligation of any other Person, excluding (a) the Guaranty by Supreme of Sunny Industries' obligations for $600,000, (b) the Guaranty Agreements, and (c) the Guarantees by the Guarantors of the High Yield Debt.

         Section 12.4 INVESTMENTS. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments; PROVIDED that Supreme may consummate the Perry Ellis Acquisition as long as each of the following conditions precedent are met to the Agent's satisfaction: (a) no Default or Event of Default exists after giving effect to the consummation of the Perry Ellis Acquisition; (b) the High Yield Debt Offering shall have been consummated in accordance with the terms of the High Yield Debt Offering Memorandum pursuant to an indenture in form satisfactory to the Agent; (c) after giving pro forma effect to the consummation of the Perry Ellis Acquisition (and the consummation of the High Yield Debt Offering), the Borrowers are in compliance with each of the financial covenants set forth in SECTION 12.1, and the Agent shall have received a certificate and supporting calculations from the Financial Officer evidencing such compliance; (d) on the Perry Ellis Acquisition Date, (i) the Agent shall have received true and complete executed or conformed copies of the Perry Ellis Acquisition Documents and any amendments thereto; (ii) the Perry Ellis Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Perry Ellis Acquisition is required to occur) except with the prior written consent of the Agent; (iii) none of the parties to any of the Perry Ellis Acquisition Documents shall have failed to perform any material obligation or covenant required by such Perry Ellis Acquisition Document to be performed or complied with by it on or before the Effective Date; (iv) all material representations and warranties of the Perry Ellis Sellers contained in the Perry Ellis Acquisition Agreement and the other Perry Ellis Acquisition Documents shall be true and correct in all material respects with the same effect as though made on and as of the Perry Ellis Acquisition Date; (v) all requisite approvals by Governmental Authorities and regulatory bodies having jurisdiction over the parties to the Perry Ellis Acquisition Agreement in respect of the Perry Ellis Acquisition shall have been obtained by such parties, and no such approvals shall impose any unsatisfied conditions to the consummation of the Perry Ellis Acquisition; (vi) the Perry Ellis Acquisition shall have been consummated in accordance with the terms and provisions of the Perry Ellis Acquisition Agreement and the other Perry Ellis Acquisition Documents, without any amendment or waiver of any material provision thereof;
(vii) all opinion letters delivered in connection with the Perry Ellis Acquisition Documents and the transactions contemplated thereby shall be addressed to the Agent, for the benefit of the Lenders, or accompanied by a written authorization from the firm delivering such opinion letter stating that the Agent, for the benefit of the Lenders, may rely on such opinion letter as though it were addressed to it; provided that the Borrowers shall not be required to deliver such opinion letter or written authorization with respect to the opinion of counsel to the Perry Ellis Sellers to the extent that the Borrowers, after reasonable efforts, are unable to obtain the agreement of the Perry Ellis Sellers to deliver such opinion or written authorization to the Agent and Lenders; and (viii) the Agent shall have received the consent and acknowledgment of the Perry Ellis Sellers with respect to the Perry Ellis Acquisition Documents Assignment; (e) the Agent shall have received a certificate from Supreme's President or Financial Officer, together with such other evidence satisfactory to it, that each of the conditions set forth in CLAUSES (A) through (D) above shall have been satisfied; and (f) Perry Ellis shall have become a Borrower hereunder in accordance with the terms of SECTION 10.11.

         Section 12.5 CAPITAL EXPENDITURES. Make or incur any Capital Expenditures, except that the Borrowers and their Subsidiaries may make or incur Capital Expenditures during any fiscal year in an amount not to exceed, in the aggregate, $4,000,000 ($5,000,000 in the case of the fiscal year ending on January 31, 2000).

         Section 12.6 RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC. Declare or make any Restricted Distribution or Restricted Payment, PROVIDED that, if the Initial Term Loan Reduction has been made pursuant to SECTION 4.3, the Borrowers shall be permitted to redeem or repurchase outstanding High Yield Debt from the proceeds of an equity offering made in accordance with SECTION 5.9(B) provided
(a) no Default or Event of Default exists before or after giving effect to such redemption or repurchase, (b) the Borrowers are in compliance with the covenants set forth in SECTION 12.1 on a pro forma basis after giving effect to such redemption or repurchase, and (c) prior to such redemption or repurchase the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer (i) setting forth the calculations required to establish the

Borrowers' pro forma compliance with the requirements of SECTION 12.1 after giving effect to such redemption or repurchase, and (ii) stating that no Default or Event of Default exists before or after giving effect to such redemption or repurchase.

         Section 12.7 MERGER, CONSOLIDATION AND SALE OF ASSETS. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person.

         Section 12.8 TRANSACTIONS WITH AFFILIATES. Effect any transaction with any Affiliate on a basis less favorable to any Borrower or any of the other Obligors than would be the case if such transaction had been effected with a Person not an Affiliate.

         Section 12.9 LIENS. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of any Borrower or any of its Subsidiaries, real, personal or mixed, tangible or intangible, except for Permitted Liens.

         Section 12.10 OPERATING LEASES. Enter into any lease other than a Capitalized Lease which would cause the annual payment obligations of the Borrowers and their Subsidiaries under all leases (other than leases of real property, Capitalized Leases and the SunTrust Lease) to exceed $250,000 in the aggregate.

         Section 12.11 BENEFIT PLANS. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrowers and their Subsidiaries to exceed $0.

         Section 12.12 SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by any Borrower or any of its Subsidiaries to such Person.

         Section 12.13 AMENDMENTS OF OTHER AGREEMENTS. Amend in any way (a) the interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto, (b) the subordination provisions applicable to the High Yield Debt or any other Subordinated Indebtedness, or (c) any of the other terms and conditions applicable to the High Yield Debt.

         Section 12.14 MINIMUM AVAILABILITY. Prior to the earlier of (a) the date of the Initial Term Loan Reduction or (b) Borrowers' receipt of the net proceeds of the High Yield Debt Offering, permit Availability to be less than $1,000,000 at any time. Upon Borrowers' receipt of the net proceeds of the High Yield Debt Offering, permit Availability to be less than the following amounts during the following periods:

         PERIOD                                                AMOUNT
         ------                                                ------
         From  1/1 - 3/31,  6/1 - 9/30  and  12/1 -            $      7,500,000
         12/31 of each year

         From 4/1 - 5/31 of each year and from                 $     15,000,000
         10/1 - 11/30 of each year

In the event the consummation of the High Yield Debt Offering does not occur, permit Availability to be less than the following amounts during the following periods, beginning after the Initial Term Loan Reduction:

         PERIOD                                                AMOUNT
         ------                                                ------
         From  1/1 - 3/31,  6/1 - 9/30  and  12/1 -            $      3,000,000
         12/31 of each year

         From 4/1 - 5/31 of each  year and from                $      7,000,000
         10/1 - 11/30 of each year

         Section 12.15 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by a Borrower or any Subsidiary of a Borrower, or pay any Indebtedness owed to a Borrower or a Subsidiary of a Borrower, (b) make loans or advances to a Borrower or any of a Borrower's Subsidiaries, or (c) transfer any of its properties or assets to a Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable laws, (ii) the indenture and other agreements applicable to the High Yield Debt, and (iii) this Agreement and the other Loan Documents.

         Section 12.16 FISCAL YEAR. Change the end of its fiscal year from January 31.

                                   ARTICLE 13

                                     DEFAULT

         Section 13.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (a) DEFAULT IN PAYMENT OF LOANS. The Borrowers shall default in any payment of principal of, or interest on, any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) OTHER PAYMENT DEFAULT. The Borrowers shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for 10 days after written notice thereof has been given to the Borrowers' Agent by the Agent or any Lender.

         (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by a Borrower or any other Obligor under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

         (d) DEFAULT IN PERFORMANCE. The Borrowers shall default in the performance or observance of any term, covenant, condition or agreement contained in (i) ARTICLES 8, 9, 10, 11 or 12; or (ii) this Agreement (other than as specifically provided for otherwise in this SECTION 13.1) and such default shall continue for a period of 14 days after written notice thereof has been given to the Borrowers' Agent by the Agent or any Lender.

         (e) INDEBTEDNESS CROSS-DEFAULT. (i) Any Obligor shall fail to pay when due and payable, after the expiration of any applicable grace period, the principal of or interest on any Indebtedness (other than the Loans or Note) where the principal amount of such Indebtedness is in excess of $150,000, or
(ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity.

         (f) OTHER CROSS-DEFAULTS. Any Obligor shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect.

         (g) VOLUNTARY BANKRUPTCY PROCEEDING. Any Obligor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (h) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against an Obligor in any court of competent jurisdiction seeking
(i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of an Obligor or of all or any substantial part of the assets, domestic or foreign, of an Obligor, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against an Obligor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (i) LOAN DOCUMENTS. Any event of default or Event of Default under any other Loan Document shall occur or an Obligor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by an Obligor under, any such Loan Document or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or an Obligor or other party thereto (other than the Agent or any Lender) shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Agent or any Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

         (j) JUDGMENT. A judgment or order for the payment of money which exceeds $100,000 in amount shall be entered against an Obligor by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

         (k) ATTACHMENT. A warrant or writ of attachment or execution or similar process which exceeds $100,000 in value shall be issued against any property of an Obligor and such warrant or process shall continue undischarged or unstayed for 30 days.

         (l) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of an Obligor) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) an Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from an Obligor's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

         (m) QUALIFIED AUDITS. The independent certified public accountants retained by Supreme shall refuse to deliver an opinion in accordance with
SECTION 11.2 with respect to the annual financial statements of Supreme and its consolidated Subsidiaries.

         (n) CHANGE IN MANAGEMENT. George Feldenkreis and Oscar Feldenkreis shall for any reason cease to be active officers of Supreme.

         (o) CHANGE IN CONTROL. At any time after the Agreement Date, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively, the "Exchange Act")), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of all outstanding capital voting stock of Supreme, and either (A) the Permitted Holders beneficially own, directly or indirectly, in the aggregate capital voting stock of Supreme that represents a lesser percentage of the aggregate ordinary voting power of all classes of the capital voting stock of Supreme, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of Supreme having a majority of the total voting power of the Board of Directors of Supreme, or (B) such other person or group is entitled to elect directors of Supreme having a majority of the total voting power of the Board of Directors of Supreme; or (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Supreme (together with any new directors whose election by the Board of Directors of Supreme, or whose nomination for election by the shareholders of Supreme, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Supreme then in office; or (iii) Supreme ceases to own, directly or indirectly, 100% of the capital stock of each other Obligor, or such ownership shall cease to vest in Supreme voting control over any such Obligor; or (iv) a "Change of Control" as defined in the Notes Description of the High Yield Debt Offering Memorandum, or any indenture issued in connection therewith, occurs.

         (p) MATERIAL ADVERSE CHANGE. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole judgment of the Required Lenders exercised in good faith would have, either individually or in the aggregate, a Materially Adverse Effect.

         Section 13.2 REMEDIES.

         (a) AUTOMATIC ACCELERATION AND TERMINATION OF FACILITIES. Upon the occurrence of an Event of Default specified in SECTION 13.1(G) or (H), (i) the principal of and the interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Agent and the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the commitment of the Lenders to make advances thereunder or under this Agreement shall immediately terminate.

         (b) OTHER REMEDIES. If any Event of Default shall have occurred and be continuing, the Agent may, and at the direction of the Required Lenders shall, do any of the following:

                  (i) declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Agent and the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                  (ii) terminate the Revolving Credit Facility and any commitment of the Lenders to make advances hereunder;

                  (iii) notify, or request the Borrowers to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent or any agent or designee of the Agent, at such address as may be specified by the Agent, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to any Borrower, such Borrower shall hold all such payments it receives in trust for the Agent, without commingling the same with other funds or property of, or held by, such Borrower and shall deliver the same to the Agent or any such agent or designee immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

                  (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and the Borrowers shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                  (v) enter upon any premises on which Inventory may be located and, without resistance or interference by any Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                  (vi) require each Borrower to and each Borrower shall, without charge to the Agent or any Lender, assemble the Inventory and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate;

                  (vii) at the expense of the Borrowers, cause any of the Inventory to be placed in a public or field warehouse, and neither the Agent nor any Lender shall be liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                  (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrowers' premises and, without breach of the peace, until the Agent completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrowers' equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Agent is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of the Borrowers under all licenses and franchise agreements shall inure to the Agent's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                  (ix) exercise any and all of its rights under any and all of the Security Documents;

                  (x) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Lenders may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                  (xi) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrowers shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

                  (xii) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrowers' Agent of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 13.3 APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

         (a) FIRST: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

         (b) SECOND: to the payment of the Secured Obligations (with the Borrowers remaining jointly and severally liable for any deficiency) in accordance with SECTION 5.8(E),

         (d) THIRD: the balance (if any) of such proceeds shall be paid to the Borrowers or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

THE BORROWERS SHALL REMAIN JOINTLY AND SEVERALLY LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

         Section 13.4 POWER OF ATTORNEY. In addition to the authorizations granted to the Agent under SECTION 9.15 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default, each Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as such Borrower's true and lawful attorney and agent in fact, and the Agent or any agent of the Agent may, without notice to such Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of such Borrower or the Agent,

         (a) demand payment of the Receivables, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables or any legal proceedings brought to collect the Receivables, discharge and release the Receivables or any of them and exercise all of such Borrower's rights and remedies with respect to the collection of Receivables,

         (b) prepare, file and sign the name of such Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

         (c) endorse the name of such Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables or any other Collateral,

         (d) use the stationery of such Borrower, open such Borrower's mail, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Agent and sign the name of such Borrower to verifications of the Receivables and on any notice to the Account Debtors,

         (e) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory, or other Collateral to which such Borrower or any Subsidiary of such Borrower has access.

         Section 13.5 MISCELLANEOUS PROVISIONS CONCERNING REMEDIES .

         (a) RIGHTS CUMULATIVE. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         (b) WAIVER OF MARSHALLING. Each Borrower hereby waives any right to require any marshalling of assets and any similar right.

         (c) LIMITATION OF LIABILITY. Nothing contained in this ARTICLE 13 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent or any Lender or any agent or designee of the Agent or any Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Agent nor any Lender nor any of their agents or designees shall have any liability to any Borrower for actions taken pursuant to this ARTICLE 13, any other provision of this Agreement or any of the Loan Documents, so long as the Agent, such Lender or such agent or designee shall act reasonably and in good faith.

         (d) APPOINTMENT OF RECEIVER. In any action under this ARTICLE 13, the Agent and the Lenders shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

         Section 13.6 TRADEMARK LICENSE. Each Borrower hereby grants to the Agent the nonexclusive right and license to use any trademark then used by each Borrower for the purposes set forth in SECTION 13.2(B)(VIII) and for the purpose of enabling the Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Agent's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to such Borrower or any other Person by the Agent or any Lender. Each Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 13.6.

                                   ARTICLE 14

                                   ASSIGNMENTS

         Section 14.1 SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Each Lender may, with the consent of the Agent (such consent not to be unreasonably withheld), assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined) an Assignment and Acceptance, together with any Notes subject to such assignment, (v) such assignment shall not, without the consent of the Borrowers' Agent, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in SECTION 14.2 hereof shall be true with respect to any such proposed assignee, and (vii) the parties to such assignment shall deliver to the Agent a processing fee of $5,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Obligor or the performance or observance by the Borrowers or any other Obligor of any of their obligations under this Agreement or any other Loan Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 7.1(M) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Notes subject to such assignment, the fee described in CLAUSE (VII) of SECTION 14.1(B), and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers' Agent, and (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers' Agent. Within five Business Days after receipt of notice, the Borrowers shall execute and deliver to the Agent, in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note shall be cancelled and returned to the Borrowers' Agent.

         (f) Each Lender may, without the consent of the Borrowers, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such participation shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrowers' Agent, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. Any Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrowers' Agent.

         (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 14.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers and their Subsidiaries furnished to such Lender by or on behalf of the Borrowers; PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers' Agent or such Lender (which in the case of an agreement with only such Lender, the Borrowers shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrowers and their Subsidiaries received from such Lender.

         (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         Section 14.2 REPRESENTATION OF LENDERS. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to
SECTION 14.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                                   ARTICLE 15

                                      AGENT

         Section 15.1 APPOINTMENT OF AGENT. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, as the agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Inventory and Receivables and to adjust the advance rates contained in the definition of "Borrowing Base" (so long as such advance rates, as adjusted, do not exceed those set forth in the definition of "Borrowing Base"), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

         Section 15.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 15.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by any Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries.

         Section 15.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION
15.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         Section 15.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrowers' Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of
SECTION 5.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Section 15.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their

Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers and their Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 15.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 14.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 14.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

         Section 15.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and their Subsidiaries (including the extension to the Borrowers and their Subsidiaries of any credit facility designed to refinance the Loans and other Secured Obligations hereunder) as if the Agent were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

         Section 15.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 5 days written notice to the Lenders and the Borrowers' Agent; PROVIDED, HOWEVER, that such resignation shall not take effect until a successor agent has been appointed. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers' Agent (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Lenders have failed to appoint a successor agent within 30 days after the resignation notice given by the Agent as provided above, then the Agent shall be entitled to appoint a successor agent from among the Lenders. After any Agent's resignation hereunder as Agent, the provisions of ARTICLE 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         Section 15.10 NOTICES FROM AGENT TO LENDERS. The Agent shall forward to each Lender, promptly after request therefor, copies of any material written notices, reports or other information supplied to it by the Borrowers (but which the Borrowers are not required to supply directly to the Lenders).

                                   ARTICLE 16

                                  MISCELLANEOUS

         Section 16.1 NOTICES.

         (a) METHOD OF COMMUNICATION. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal; provided that in the case of notices to the Agent, the Agent shall be charged with knowledge of the contents thereof only when such notice is actually received by the Agent. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

         If to any Borrower:     Supreme International Corporation
                                 3000 N.W. 107th Avenue
                                 Miami, Florida  33172
                                 Attention:  Vice-President - Finance
                                 Facsimile No.:  (305) 406-0505

         With a copy to:         Broad and Cassel
                                 201 So. Biscayne Boulevard, Suite 3000
                                 Miami, Florida  33131
                                 Attention:  Dale S. Bergman
                                 Facsimile No.:  (305) 373-9443

         If to the Agent:        NationsBank N.A.
                                 c/o NationsBank Business Credit
                                 600 Peachtree Street, 13th Floor
                                 Atlanta, Georgia  30308
                                 Attention:  Stuart Hall, Vice-President
                                 Facsimile No.:  (404) 607-6437

         If to a Lender:         At the address of such Lender set
                                 forth on the signature page hereof or in the Assignment and Acceptance under which such Lender becomes a party hereto

         (c) AGENT'S OFFICE. The Agent hereby designates its office located at 600 Peachtree Street, 13th Floor, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers' Agent and the Lenders, as the office to which payments due are to be made and at which Loans will be disbursed.

         Section 16.2 EXPENSES. The Borrowers jointly and severally agree to pay or reimburse on demand all costs and expenses incurred by the Agent, including, without limitation, the reasonable fees and disbursements of counsel, in connection with

         (a) the negotiation, preparation, execution, delivery, administration, syndication, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents; (ii) the costs and expenses of appraisals of the Collateral; (iii) the costs and expenses of lien searches; and (iv) taxes, fees and other charges for filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests;

         (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the Loan Documents;

         (c) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take;

         (d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Agent for travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations and books and records by the Agent's employees or agents up to four times per year and whenever an Event of Default exists;

         (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Controlled Disbursement Account, Agency Account and Lockbox;

         (f) costs and expenses of preserving and protecting the Collateral; and

         (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons.

The Borrowers jointly and severally agree to pay or reimburse on demand all costs and expenses incurred by the Agent and the Lenders, including, without limitation, the reasonable fees and disbursements of counsel, experts and other consultants to the Agent and any Lender, in connection with actions taken with respect to any Default or Event of Default hereunder or any "workout" of the Loans made hereunder, to obtain payment of the Secured Obligations, to enforce the Security Interests, to sell or otherwise realize upon the Collateral, and otherwise to enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. Each Borrower hereby authorizes the Agent and each Lender to debit the Borrowers' Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrowers when due.

         Section 16.3 STAMP AND OTHER TAXES. The Borrowers will pay any and all stamp, registration, recordation, intangibles, documentary and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

         Section 16.4 SETOFF. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, each Lender, each Affiliate of the Lenders, and any participant with any Lender in the Loans are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender, Affiliate or participant to or for the credit or the account of any Borrower against and on account of the Secured Obligations irrespective or whether or not (a) the Agent or any Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Agent or any Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION
13.2 and although such Secured Obligations shall be contingent or unmatured.

         Section 16.5 LITIGATION. EACH OF THE AGENT, EACH LENDER AND EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST SUCH BORROWER, THE AGENT OR ANY LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN SUCH BORROWER, THE AGENT OR ANY LENDER OF ANY KIND OR NATURE. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT OR ANY LENDER, ANY COURT IN WHICH THE AGENT OR ANY LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH ANY BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER, THE AGENT OR ANY LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS' AGENT AND ITS COUNSEL AT THE RESPECTIVE ADDRESSES SET FORTH IN SECTION 16.1(B), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

         Section 16.6 WAIVER OF RIGHTS. EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH SUCH BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTCE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE AGENT, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON DEFAULT OR EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE AGENT OR ANY LENDER MAY HAVE, SUCH BORROWER CONSENTS THAT, IF THE AGENT FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

         Section 16.7 REVERSAL OF PAYMENTS. To the extent any Borrower makes a payment or payments to the Agent or any Lender or the Agent or any Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Agent and such Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

         Section 16.8 INJUNCTIVE RELIEF. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Agent and the Lenders; therefore, each Borrower agrees that the Agent and the Lenders, at their option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 16.9 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers to determine whether they are in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Required Lenders to the contrary, be performed in accordance with GAAP.

         Section 16.10 AMENDMENTS; WAIVERS.

         (a) Except as set forth in SUBSECTION (B) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 16.10(D)), by the Borrowers' Agent, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrowers, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

         (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

                  (i) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any Loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral or amend the provisions of ARTICLE 13 or of this SECTION 16.10(B),

                  (ii) no material Collateral shall be released by the Agent other than as specifically permitted in this Agreement,

                  (iii) no amendment shall be made to the definitions of "Commitment", "Commitment Percentage", "Eligible Assignee" or "Secured Obligations", or, except to the extent expressly provided herein, the definition of "Borrowing Base" shall not be amended, and,

                  (iv) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations of the Borrowers that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

         (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

         (d) Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to ARTICLE 15 or
SECTION 5.7, and any amendment to such provisions shall be effected solely by and among the Agent and the Lenders, PROVIDED that no such amendment shall impose any obligation on the Borrowers.

         Section 16.11 PERFORMANCE OF BORROWERS' DUTIES. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense. If the Borrowers shall fail to do any act or thing which they have covenanted to do under this Agreement or any of the Loan Documents, the Agent may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or in the name and on behalf of the Borrowers, and the Borrowers hereby irrevocably authorize the Agent so to act.

         Section 16.12 INDEMNIFICATION. The Borrowers jointly and severally agree to reimburse the Agent and each Lender for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Agent and each Lender harmless from and against all losses suffered by the Agent or any Lender, other than losses resulting from the Agent's or such Lender's gross negligence or willful misconduct, in connection with (a) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between the Borrowers and the Agent or such Lender in which the Borrowers prevail in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Secured Obligations or any of them.

         Section 16.13 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Agent or any Lender and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured

Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

         Section 16.14 SURVIVAL. Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been paid in full and the Revolving Credit Facility terminated, the Agent for the benefit of the Lenders shall retain its Security Interest and the Agent and the Lenders shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and
(b) the indemnities to which the Agent and each Lender is entitled under the provisions of this ARTICLE 16 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and each Lender against events arising after such termination as well as before.

         Section 16.15 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 16.16 GOVERNING LAW. This Agreement, the Notes and the other Loan Documents shall be construed in accordance with and governed by the law of the State of Georgia.

         Section 16.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 16.18 REPRODUCTION OF DOCUMENTS. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or any Lender by any photographic, photostat, microcard, microfilm, miniature photographic or other similar process, and the Agent or any Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or any Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 16.19 CONSENT TO ADVERTISING AND PUBLICITY. With the prior written consent of the Borrowers' Agent, which consent shall not be unreasonably withheld, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers, the amount, interest rate, maturity, collateral and a general description of the Borrowers' business.

         Section 16.20 PRO-RATA PARTICIPATION.

                  (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrowers from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

                  (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION 16.20 to share in the benefits of any recovery on such secured claim.

                  (c) The Borrowers expressly consent to the foregoing arrangements and agree that any holder of a participation in any Secured Obligation so purchased or otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

         Section 16.21 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         Section 16.22 TAXES. Except as otherwise required by applicable law, each payment by the Borrowers under this Agreement or the other Loan Documents shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which any Borrower is domiciled, any jurisdiction from which the Borrowers make any payment hereunder, or (in each case) any political subdivision or taxing authority thereof or therein (excluding any such tax imposed on the overall net income of the Agent or the Lenders). If any such withholding is so required, the Borrowers shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which Agent or the Lenders would have received had such withholding not been made. If the Agent or the Lenders pay any amount in respect of any such taxes, penalties or interest, the Borrowers shall reimburse the Agent or the Lenders (as appropriate) for that payment on demand in the currency in which such payment was made. If an Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Agent on or before the thirtieth day after payment.

         Section 16.23 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof, it being understood that the Fee Letter shall survive the execution, delivery and closing of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                              BORROWER:

                                              SUPREME INTERNATIONAL
                                              CORPORATION


                                              By: /s/ Rosemary B. Trudeau
                                                 ------------------------------
                                                     Name: Rosemary B. Trudeau
                                                     Title: VP Finance



                                              LENDERS:

Revolving Credit                              NATIONSBANK, N.A.
Commitment:  $63,750,000

Term Loan                                     By: /s/ Stuart A. Hall
                                                 ------------------------------
Commitment:  $21,250,000                          Name: Stuart A. Hall
                                                  Title: Vice President

                                         Address: 600 Peachtree Street, N.E.
                                                  13th Floor
                                                  Atlanta, Georgia  30308
                                                  Attn.:  Business Credit
                                                  Facsimile No.:  404-607-6437


Revolving Credit                              HAMILTON BANK, N.A.
Commitment:  $11,250,000

Term Loan                                     By: /s/ Vanessa Bryson
                                                  -----------------------------
Commitment: $3,750,000                            Name: Vanessa Bryson
                                                  Title: Vice President

                                         Address: 3750 NW 87th Avenue
                                                  Miami, Florida 33178
                                                  Attn: Vanessa Bryson, VP
                                                  Facsimile No.: (305) 594-9816

                                              AGENT:

                                              NATIONSBANK, N.A.

                                              By: /s/ Stuart A. Hall
                                                  -----------------------------
                                                  Name:  Stuart A. Hall
                                                  Title: Vice President

                                         Address: 600 Peachtree Street, N.E.
                                                  13th Floor
                                                  Atlanta, Georgia  30308
                                                  Attn.:  Business Credit
                                                  Facsimile No.: 404-607-6437

                          NOTARY JURAT FOR EXECUTION OF
                                 NOTES AND OTHER
                        WRITTEN OBLIGATIONS TO PAY MONEY
                              BY FLORIDA BORROWERS


         On this the 26th day of March, 1999, before me, the undersigned, a Notary Public in and for the State of Georgia, County of Cobb, Rosemary Trudeau personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the Vice President, Finance of SUPREME INTERNATIONAL CORPORATION, who executed the foregoing Amended and Restated Loan and Security Agreement on behalf of such corporation and acknowledged to me that such corporation executed the foregoing pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of Georgia, County of Fulton.

          [ILLEGIBLE]
----------------------------------
         Notary Signature

My Commission Expires:

NOTARY PUBLIC, COBB COUNTY, GEORGIA.
MY COMMISSION EXPIRES JANUARY 28, 2001.
---------------------------------

         [Affix Notarial Seal]

                          AFFIDAVIT REGARDING DELIVERY


         I, Stuart A. Hall, hereby certify that I am a Vice President of NationsBank, N.A., as Agent for the Lenders, and that the foregoing was delivered to me as a representative of NationsBank, N.A. , as Agent for the Lenders, in the State of Georgia, County of Fulton.

                                        /s/ Stuart A. Hall
                                     ------------------------------------------
                                     Signature of Officer of Agent or Lender



         On this the 26th day of March, 1999, before me, the undersigned, a Notary Public in and for the State of Georgia, County of Cobb, Stuart A. Hall, personally known to me or proved to me on the basis of satisfactory evidence to be a Vice President of NationsBank, N.A., a national banking association, as Agent for the Lenders, who executed the foregoing affidavit on behalf of such national banking association and acknowledged to me that such national banking association executed the foregoing pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of Georgia, County of Fulton.


          [ILLEGIBLE]
----------------------------------
         Notary Signature


NOTARY PUBLIC, COBB COUNTY, GEORGIA.
MY COMMISSION EXPIRES JANUARY 28, 2001.

         [Affix Notarial Seal]

                                     ANNEX I



                           PERFORMANCE PRICING MATRIX




-------------------------------------------------------------------------------------------------------------------
          CONSOLIDATED FUNDED                    LIBOR APPLICABLE MARGIN             PRIME RATE APPLICABLE MARGIN
            INDEBTEDNESS TO
              EBITDA RATIO
-------------------------------------------------------------------------------------------------------------------
                                              REVOLVER              TERM             REVOLVER             TERM
-------------------------------------------------------------------------------------------------------------------

             Less than 3.00                     1.75%              2.00%               0.0%               0.25%

-------------------------------------------------------------------------------------------------------------------

   Less than 3.50 but greater than or
             equal to 3.00                      2.0%               2.25%               0.0%               0.25%

-------------------------------------------------------------------------------------------------------------------

   Less than 4.00 but greater than or
             equal to 3.50                      2.25%               2.5%               0.25%              0.5%

-------------------------------------------------------------------------------------------------------------------

     Greater than or equal to 4.00              2.5%               2.75%               0.5%               0.75%

-------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-1


                              REVOLVING CREDIT NOTE

                                   EXHIBIT A-2


                                    TERM NOTE

                                    EXHIBIT B


                           BORROWING BASE CERTIFICATE

                                    EXHIBIT C


                            ASSIGNMENT AND ACCEPTANCE

                                    EXHIBIT D
                                     FORM OF
                                SETTLEMENT REPORT



         Pursuant to SECTION 5.8 of the Amended and Restated Loan and Security Agreement dated as of March __, 1999, as amended, restated, supplemented or otherwise modified through and including the date hereof (the "Loan Agreement", terms defined in the Loan Agreement and not otherwise defined herein being used herein as therein defined), among SUPREME INTERNATIONAL CORPORATION, a Florida corporation, certain of its Subsidiaries, the financial institutions party to the Loan Agreement from time to time (the "Lenders"), and NationsBank, N.A., a national banking association, as agent for the Lenders (the "Agent"), the Agent hereby delivers this report to the Lenders for the ____________ ____, [199___/20___] Settlement Date.

1.       Principal amount of Revolving Credit
         Loans outstanding as of Settlement
         Date (before settlement)                  $______________________

         (a)      NationsBank, N.A.                $______________________

         (b)      [Lender]                         $______________________

         (c)      [Lender]                         $______________________

         (d)      Total                            $______________________

2.       Principal amount of Revolving
         Credit Loans outstanding as of
         next preceding Settlement Date
         (after settlement on such date)

         (a)      NationsBank, N.A.                $______________________

         (b)      [Lender]                         $______________________

         (c)      [Lender]                         $______________________

         (d)      Total                            $______________________

3.       Commitment Amount
         of each Lender (line 1(d) x
         Commitment Percentage)

         (a)      NationsBank, N.A.                $______________________

         (b)      [Lender]                         $______________________

         (c)      [Lender]                         $______________________

4.       Excess (shortfall) of each
         Lender's Commitment
         Amount over its outstandings

         (a)      NationsBank, N.A. (line
                  3(a) minus line 1(a)             $______________________

         (b)      [Lender] (line
                  3(b) minus line 1(b))]           $______________________

         (c)      [Lender (line 3(c)
                  minus line 1(c))]                $______________________

5. Each Lender for which an excess (a positive dollar amount) is shown in item 4 shall pay an amount equal to such excess to the Agent, for payment by the Agent to each Lender for which a shortfall (a negative dollar amount) is shown in item 4 to the extent of such shortfall.


                                             NationsBank, N.A., as Agent


                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                    --------------------------

                                    EXHIBIT E


                                JOINDER AGREEMENT